As filed with the Securities and Exchange Commission on April 29, 2005

                                                              File No. 811-10151


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 6

                      TT INTERNATIONAL U.S.A. MASTER TRUST
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                    c/o SEI Investments Global Funds Services
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (44 207) 410-3500

                    c/o SEI Investments Global Funds Services
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456

                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                     ROGER P. JOSEPH, BINGHAM MCCUTCHEN LLP,
                      150 FEDERAL STREET, BOSTON, MA 02110

                                EXPLANATORY NOTE


         TT International U.S.A. Master Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in TT EAFE Portfolio and TT Europe Portfolio (the "Portfolios") are not being registered under the Securities Act of 1933 (the "1933 Act"), since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.

                                     PART A


Responses to Items 1, 2, 3 and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

PORTFOLIO GOALS

TT EAFE PORTFOLIO

The goal of the TT EAFE Portfolio (referred to as the EAFE Portfolio) is total return in excess of the total return of the Morgan Stanley Capital International Europe, Australasia and Far East (MSCI EAFE) Index. There is no assurance that the EAFE Portfolio will achieve its goal. The EAFE Portfolio is not required to seek to invest in the same companies that are included in the MSCI EAFE Index or any other index.

TT EUROPE PORTFOLIO

The goal of the TT Europe Portfolio (referred to as the Europe Portfolio) is total return in excess of the total return of the Morgan Stanley Capital International Europe Index (MSCI Europe Index). There is no assurance that the Europe Portfolio will achieve its goal or that the performance of the Europe Portfolio will be similar to the performance of the MSCI Europe Index.

MAIN INVESTMENT STRATEGIES

The Portfolios' principal investment strategies are described below. The Portfolios may use other strategies and invest in other securities that are described in Part B to this Registration Statement. However, the Portfolios may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement. The Portfolios' strategies may be changed without investor approval.

TT EAFE PORTFOLIO

The EAFE Portfolio seeks to achieve its investment goal by investing in a diversified portfolio of primarily equity and equity-related securities in foreign markets that the investment manager to the EAFE Portfolio (referred to as the Manager) believes have sound prospects for sustainable growth and represent value in the form of assets and earnings. Under normal circumstances, 65% or more of the EAFE Portfolio's investments will consist of these securities. These equity and equity-related securities include securities listed on recognized exchanges, convertible bonds, warrants, equity and stock index futures contracts and options, including options on equity securities.

Under normal circumstances, the EAFE Portfolio will invest at least 80% of its net assets in securities that are tied economically to Europe, Australasia (i.e., Australia, New Zealand and neighboring islands in the South Pacific) or the Far East. This region includes those countries included in the MSCI EAFE Index. These securities may include, but are not limited to, those of issuers that are organized, are domiciled or principally operate in those countries, derive at least 50% of their revenue or income from their operations within those countries, have at least 50% of their assets in those countries or whose securities are principally traded on those countries' securities markets.

The Manager uses both a "top-down" and a "bottom-up" investment strategy in managing the EAFE Portfolio's investment portfolio. As part of its top-down strategy, the Manager uses geopolitical analysis to eliminate countries where the Manager believes it is unsafe to invest and to highlight countries where change is likely to occur. In conducting the geopolitical analysis, the Manager may consider such factors as the condition and growth potential of the various economies and securities markets, currency and taxation policies and other pertinent financial, social, national and political factors. Under certain adverse investment conditions, the EAFE Portfolio may restrict the number of securities markets in which it invests, although under normal market circumstances the EAFE Portfolio's investments will involve securities principally traded in at least three different countries.

The EAFE Portfolio's investments may include the securities of issuers located in Australia, Austria, Belgium, China (including Hong Kong), the Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, India, Ireland, Italy, Japan, South Korea, Malaysia, the Netherlands, New Zealand, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey and the United Kingdom. These are not the only countries in which the EAFE Portfolio can invest, and the EAFE Portfolio may invest in companies located in other countries as well.

Once the Manager has completed the geopolitical analysis, it allocates EAFE Portfolio assets among various sectors and industries. This primarily is part of the Manager's top-down strategy, but also may be part of its bottom-up strategy, especially when analyzing a narrow sector or industry.

Within sectors and industries the Manager applies its bottom-up strategy to identify attractive companies for investment. This strategy involves considering a wide range of factors, including:

o        perceived value in a company's assets or earnings, and

o        the potential for realizing a company's value.

In addition, as part of its bottom-up strategy, the Manager seeks to verify its assessment of a company's value through research, economic modeling, discussions with management, and other sources.

The Manager may decide to sell EAFE Portfolio investments under a wide range of circumstances relating to the performance and potential of those investments and to general, economic, sector or market conditions. These circumstances may include:

o        changes in the Manager's top-down geopolitical analysis,

o        changes in the Manager's view of a sector or industry,

o        changes in market conditions or perceptions,

o changes in a company's value in assets or earnings or the prospect for realizing a company's value, and

o        opportunities to realize a profit or mitigate a loss.

The Manager may also engage in active and frequent trading of Portfolio securities in order to achieve the EAFE Portfolio's investment objective and principal investment strategies.

In pursuing its investment objective, the EAFE Portfolio may invest in non-U.S. markets through American Depositary Receipts (ADRs) and similar instruments. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying foreign security and denominated in U.S. dollars.

While the EAFE Portfolio expects to invest mainly in equity securities, the EAFE Portfolio may also invest in investment grade debt securities and below investment grade debt securities ("junk bonds").

The EAFE Portfolio will not participate in initial public offerings or other "new issues" unless the market capitalization of the issuer exceeds a minimum threshold determined by the Manager from time to time, and the Manager otherwise determines participation to be appropriate.

The Manager may use foreign currency contracts to hedge the EAFE Portfolio's currency exposure at its discretion. Hedging is used to protect against price movements in a security that the EAFE Portfolio owns or intends to acquire that are attributable to changes in the value of the currency in which the security is denominated. In determining whether to engage in foreign currency contracts, the Manager carefully considers fundamental macro-economic factors, as well as the geopolitical factors and capital flows. In addition, the Manager may purchase and sell stock index futures contracts to hedge against the EAFE Portfolio's exposure to the volatility of securities prices in a particular market or to reallocate the EAFE Portfolio's equity market exposure.

The EAFE Portfolio may, from time to time, take temporary defensive positions that are not consistent with the EAFE Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the EAFE Portfolio may invest a greater than normal percentage or all of its assets in cash, cash equivalents and high quality debt securities, and may not be pursuing its investment goal.

TT EUROPE PORTFOLIO

The Europe Portfolio seeks to achieve its investment goal by investing in a diversified portfolio of primarily equity and equity-related securities traded in European markets that the investment manager to the Europe Portfolio (referred to as the Manager) believes have sound prospects for sustainable growth and represent value in the form of assets and earnings. Under normal market conditions, the Europe Portfolio will invest at least 90% of its total assets in equity or equity-related securities traded on the exchanges of countries included in the MSCI Europe Index, including common stocks, preferred stocks, warrants, cash used to cover any outstanding warrant positions, and convertible debt securities. The Europe Portfolio may participate in initial public offerings or other "new issues" if the Manager determines participation to be appropriate.

Under normal circumstances, the Europe Portfolio will invest at least 80% of its net assets in securities of European issuers and other securities that are tied economically to Europe. Europe includes those countries included in the MSCI Europe Index. These securities include those of issuers that are organized, are domiciled or principally operate in those countries, derive at least 50% of their revenue from their operations in those countries, have at least 50% of their assets in those countries or whose securities are principally traded in those countries' securities markets.

REQUIRED COUNTRY ALLOCATIONS. Under normal market conditions, the Europe Portfolio must allocate its investments among securities traded on exchanges in different European countries based upon the weightings of those countries in the MSCI Europe Index. This is intended to provide the Europe Portfolio with a level of diversification among the different countries within the MSCI Europe Index.

The MSCI Europe Index is an index of approximately 550 common stocks of companies domiciled in the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Europe Portfolio is not required to invest in each of the countries included in the Index or to allocate its investments among these countries in exactly the same proportions as their weightings in the Index. Instead, the maximum percentage of the Europe Portfolio's assets that may be invested in securities traded on exchanges located in different European countries will be determined as follows:

----------------------------------------------------------------------------------
PERCENTAGE OF THE MSCI EUROPE INDEX,        MAXIMUM PERCENTAGE OF THE EUROPE
MEASURED BY MARKET CAPITALIZATION, THAT     PORTFOLIO'S ASSETS THAT MAY BE INVESTED
IS COMPRISED OF SECURITIES TRADED ON        IN SECURITIES TRADED ON EXCHANGES IN
EXCHANGES IN A CERTAIN COUNTRY:             THAT COUNTRY:
----------------------------------------------------------------------------------
0%, up to and including 5%                  15%
----------------------------------------------------------------------------------
greater than 5%, up to and including 10%    25%
----------------------------------------------------------------------------------
greater than 10%, up to and including 20%   35%
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
greater than 20%, up to and including 30%   45%
----------------------------------------------------------------------------------
greater than 30%, up to and including 40%   55%
----------------------------------------------------------------------------------
greater than 40%, up to and including 50%   65%
----------------------------------------------------------------------------------
greater than 50%, up to and including 60%   75%
----------------------------------------------------------------------------------

For example, if 30% the MSCI Europe Index measured by market capitalization consists of securities traded on exchanges located in the United Kingdom, no more than 45% of the Europe Portfolio's total assets may be invested in securities traded on exchanges located in that country. The Europe Portfolio may revise the percentages in the table above, or adopt alternative standards for attributing European companies to particular European countries, if exchanges in European countries included in the MSCI Europe Index are merged or are otherwise reorganized.

The Europe Portfolio is not required to invest in the same securities that are included in the MSCI Europe Index. For example, if the Europe Portfolio is permitted to invest up to 45% of its total assets in securities traded on exchanges located in the United Kingdom, it may invest up to 45% of its total assets in these securities regardless of whether or not they are included in the Index.


SELECTION OF INVESTMENTS FOR THE PORTFOLIO. The Manager uses both a "top-down" and a "bottom-up" investment strategy in selecting stocks and other equity and equity-related securities for the Europe Portfolio. As part of its top-down strategy, the Manager uses geopolitical analysis to determine the percentage of the Europe Portfolio's assets that are to be invested in a particular country, within the country limitations described above. In conducting the geopolitical analysis, the Manager may consider such factors as the condition and growth potential of the various economies and securities markets, currency and taxation policies and other pertinent financial, social, national and political factors.


Once the Manager has completed the geopolitical analysis, it allocates Europe Portfolio assets among various sectors and industries. This primarily is part of the Manager's top-down strategy, but also may be part of its bottom-up strategy, especially when analyzing a narrow sector or industry.

Within sectors and industries the Manager applies its bottom-up strategy to identify attractive companies for investment. This strategy involves considering a wide range of factors, including:

o         perceived value in a company's assets or earnings, and

o         the potential for realizing a company's value.

In addition, as part of its bottom-up strategy, the Manager seeks to verify its assessment of a company's value through research, economic modeling, discussions with management, and other sources.

The Manager may decide to sell Europe Portfolio investments under a wide range of circumstances relating to the performance and potential of those investments and to general, economic, sector or market conditions. These circumstances may include:

o         changes in the Manager's top-down geopolitical analysis,

o         changes in the Manager's view of a sector or industry,

o         changes in market conditions or perceptions,

o changes in a company's value in assets or earnings or the prospect for realizing a company's value, and

o         opportunities to realize a profit or mitigate a loss.

The Manager may also engage in active and frequent trading of Portfolio securities in order to achieve the Europe Portfolio's investment objective and principal investment strategies.

If there are changes in the European countries listed in the MSCI Europe Index or in the weightings of the countries within the Index, the Manager may seek to promptly reflect the changes in the allocation of the Europe Portfolio's investments among different European countries. The Manager will monitor the MSCI Europe Index and, as it deems appropriate, adjust the Europe Portfolio's investments according to the weightings in the Index daily.

In pursuing its investment objective, the Europe Portfolio may invest in Global Depositary Receipts (GDRs), American Depositary Receipts (ADRs) and European Depositary Receipts (EDRs) that represent equity and equity-related securities traded on the exchanges of countries included in the MSCI Europe Index. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs are designed for use in the U.S. securities markets and EDRs and GDRs are designed for use in European and global securities markets. Depositary receipts are eligible to trade on all U.S. stock exchanges as well as on many European stock exchanges.

The Europe Portfolio may invest up to 5% of its assets in warrants and convertible securities. Warrants are options to purchase equity securities at specific prices valid for a specific period of time. A convertible security is a bond, debenture, note or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged.

The Manager may use foreign currency contracts to hedge the Europe Portfolio's currency exposure. Hedging is used to protect against price movements in a security that the Europe Portfolio owns or intends to acquire that are attributable to changes in the value of the currency in which the security is denominated. In determining whether to engage in foreign currency contracts, the Manager carefully considers fundamental macro-economic factors, as well as the geopolitical factors and capital flows.

The Europe Portfolio may, from time to time, take temporary defensive positions that are not consistent with the Europe Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Europe Portfolio may invest a greater than normal percentage or all of its assets in cash, cash equivalents and high quality debt securities. This investment strategy may prevent the Europe Portfolio from allocating its investments among securities traded on exchanges in different European countries based upon the weightings of those countries in the MSCI Europe Index.

MAIN RISKS

There are several risk factors that could hurt a Portfolio's performance, cause an investor to lose money or make the Portfolio perform less well than other investments. Please note that there are many other factors that could adversely affect your investment and that could prevent a Portfolio from achieving its goal, which are not described here. More information about risks appears in Part B to this Registration Statement. Certain risks of investing in the Portfolios are:

TT EAFE PORTFOLIO

PRINCIPAL RISKS

o STOCK MARKET RISK. Funds that invest in equity securities are subject to stock market risks and significant fluctuations in value. If the stock markets in which the EAFE Portfolio invests decline in value, the EAFE Portfolio is likely to decline in value. Decreases in the value of stocks are generally greater than for bonds or other debt investments.

o STOCK SELECTION RISK. Stocks selected by the Manager may decline in value or not increase in value when the stock market in general is rising.

o PORTFOLIO TURNOVER RISK. To the extent that the EAFE Portfolio's strategies lead it to buy and sell securities more actively than many funds, the EAFE Portfolio could have higher expenses, including increased brokerage commission cost, which would reduce returns to holders of beneficial interest. A high portfolio turnover rate may also expose holders of beneficial interest to higher currently taxable income and gains.

o FOREIGN INVESTMENT RISK. Investments in foreign securities involve risks relating to adverse political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign companies and markets are subject.

          o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

          o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

          o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

o CURRENCY RISK. Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect the Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of the EAFE Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent the EAFE Portfolio from realizing value in U.S. dollars from its investment in foreign securities.

o         EURO RISK. Many European countries have joined the European Union
          (EU), and others may do so. Some of these countries have adopted the Euro as their currency, and other EU members may do so in the future. Monetary and economic union on this scale has not been attempted before and the long-term consequences are not clear.

ADDITIONAL RISKS

o DERIVATIVES. The EAFE Portfolio's use of derivatives (such as futures contracts, options and forward foreign currency exchange contracts) may be risky. In addition, the EAFE Portfolio's use of derivatives may represent a significant portion of the Portfolio's investments. The use of derivatives by the Portfolio could result in losses that are not offset by gains on other portfolio assets. Losses would cause the EAFE Portfolio's net asset value to go down. There is also the risk that the counterparty may fail to honor its contract terms. The EAFE Portfolio's ability to use derivatives successfully depends on the Manager's ability to accurately predict movements in stock prices, interest rates and currency exchange rates. If the Manager's predictions are wrong, the EAFE Portfolio could suffer greater losses than if the EAFE Portfolio had not used derivatives.

o CONVERTIBLE SECURITIES. Convertible securities, which are debt securities or preferred stock that may be converted into common stock, are subject to the market risk of stocks, and, like debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay, or force conversion of, the debt before it matures.

o CREDIT RISK. The EAFE Portfolio may invest in investment grade debt securities and, to a lesser extent, in non-investment grade securities (known as "junk bonds"). It is possible that some issuers will not make payments on debt securities held by the EAFE Portfolio, causing a loss; or an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in beneficial interests in the EAFE Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for the EAFE Portfolio to sell. The lower quality debt securities in which the EAFE Portfolio may invest are more susceptible to these problems than higher quality obligations.

          INTEREST RATE RISK. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. If the EAFE Portfolio invests in debt securities, a change in interest rates could cause the EAFE Portfolio's net asset value to go down.

o JUNK BONDS. Credit risk is more pronounced with so-called "junk bonds" which are debt obligations that are rated below investment-grade. The risk of default may be greater and the market for these securities may be less active, making it more difficult to sell the securities at reasonable prices, and also making valuation of the securities more difficult. The EAFE Portfolio may incur additional expenses if an issuer defaults and the EAFE Portfolio tries to recover some of its losses in a bankruptcy or other similar proceeding.

          The EAFE Portfolio's aggregate limit for investment in investment grade and below investment grade debt securities and any other off-benchmark securities under normal circumstances will not exceed 20% of net assets. There is no separate limit for debt securities (or for investment grade and non-investment grade debt) within the 20% off-benchmark limit. To date, the EAFE Portfolio has not made any investments in below investment-grade debt securities and investment grade debt securities held by the EAFE Portfolio have never exceeded 4.9% of its net assets, which is the level reached in August and September 2003.

o EMERGING MARKETS. The EAFE Portfolio may invest in issuers located in emerging markets, which are the markets of countries in the initial stages of their industrialization cycles with low per capita income. All of the risks of investing in foreign securities are heightened by investing in emerging markets. Emerging markets have been more volatile than the markets of developed countries with more mature economies.

o INITIAL PUBLIC OFFERINGS. The EAFE Portfolio will not generally participate in initial public offerings (IPOs), but may participate under certain circumstances described under "Main Investment Strategies--TT EAFE Portfolio" above. The EAFE Portfolio may be subject to additional risks in the event that it invests in IPOs as securities issued in IPOs have no trading history and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. The EAFE Portfolio may not be able to invest in securities issued in IPOs to the extent desired because, for example, only a small portion of the securities being offered in an IPO may be made available to the EAFE Portfolio, because it may not be eligible to purchase securities in a particular IPO under the Manager's IPO allocation policy, or because under certain market conditions few companies may issue securities in IPOs.


TT EUROPE PORTFOLIO

PRINCIPAL RISKS

o STOCK MARKET RISK. Funds that invest in equity securities are subject to stock market risks and significant fluctuations in value. If the stock markets in which the Europe Portfolio invests decline in value, the Europe Portfolio is likely to decline in value. Decreases in the value of stocks are generally greater than for bonds or other debt investments.

o STOCK SELECTION RISK. Stocks selected by the Manager may decline in value or not increase in value when the stock market in general is rising.

o PORTFOLIO TURNOVER RISK. To the extent that the Europe Portfolio's strategies lead it to buy and sell securities more actively than many funds, the Europe Portfolio could have higher expenses, including increased brokerage commission cost, which would reduce returns to holders of beneficial interest. A high portfolio turnover rate may also expose holders of beneficial interest to higher currently taxable income and gains.

o FOREIGN INVESTMENT RISK. European stocks may be affected by adverse political, social and economic developments abroad, and may be subject to risks resulting from the differences between the regulations to which U.S. and foreign companies and markets are subject.

          o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

          o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

          o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

o CURRENCY RISK. Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect the Europe Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of the Europe Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent the Europe Portfolio from realizing value in U.S. dollars from its investment in foreign securities.

o COUNTRY/REGION RISK. A particular country or region (such as Europe) may be hurt by adverse political, social and economic developments in that country or region, and investments in that country or region may lose money. The Europe Portfolio may be more negatively affected by such developments than a mutual fund that invests in a larger number of countries and/or regions.

o         EURO RISK. Many European countries have joined the European Union
          (EU), and others may do so. Some of these countries have adopted the Euro as their currency, and other EU members may do so in the future. Monetary and economic union on this scale has not been attempted before and the long-term consequences are not clear.

o REQUIRED COUNTRY ALLOCATIONS. The Europe Portfolio must, under normal market conditions, allocate its investments among European countries within parameters based upon the weightings of those countries in the MSCI Europe Index, as described above. This may limit the Manager's ability to pursue the most attractive investment opportunities.

o INITIAL PUBLIC OFFERINGS: A portion of the Europe Portfolio may be invested in IPOs. The impact of investments in IPOs may be greater when a fund has a smaller asset base. If the size of the Europe Portfolio increases, there is no guarantee that the Europe Portfolio's performance will be impacted to the same extent by IPOs or that the Europe Portfolio will continue to be able to participate in IPOs. Securities issued in IPOs have no trading history and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. The Europe Portfolio may not be able to invest in securities issued in IPOs to the extent desired because, for example, only a small portion of the securities being offered in an IPO may be made available to the Europe Portfolio, because it may not be eligible to purchase securities in a particular IPO under the Manager's IPO allocation policy, or because under certain market conditions few companies may issue securities in IPOs.

ADDITIONAL RISKS

o DERIVATIVES. The Europe Portfolio's use of derivatives (such as forward foreign currency exchange contracts) may be risky. The use of derivatives by the Portfolio could result in losses that are not offset by gains on other portfolio assets. Losses would cause the Europe Portfolio's net asset value to go down. There is also the risk that the counterparty may fail to honor its contract terms. The Europe Portfolio's ability to use derivatives successfully depends on the Manager's ability to accurately predict movements in currency exchange rates. If the Manager's predictions are wrong, the Europe Portfolio could suffer greater losses than if the Europe Portfolio had not used derivatives.

o CONVERTIBLE SECURITIES. Convertible securities, which are debt securities or preferred stock that may be converted into common stock, are subject to the market risk of stocks, and, like debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay, or force conversion of, the debt before it matures.

o CREDIT RISK. The Europe Portfolio may only invest in convertible securities which may be investment or non-investment grade. It is possible that some issuers will not make payments on debt securities held by the EAFE Portfolio, causing a loss; or an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in beneficial interests in the EAFE Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for the EAFE Portfolio to sell. The lower quality debt securities in which the EAFE Portfolio may invest are more susceptible to these problems than higher quality obligations.

          INTEREST RATE RISK. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. If the EAFE Portfolio invests in debt securities, a change in interest rates could cause the EAFE Portfolio's net asset value to go down.

o NON-INVESTMENT GRADE SECURITIES. Credit risk is more pronounced with debt obligations that are rated below investment-grade. The risk of default may be greater and the market for these securities may be less active, making it more difficult to sell the securities at reasonable prices, and also making valuation of the securities more difficult. The EAFE Portfolio may incur additional expenses if an issuer defaults and the EAFE Portfolio tries to recover some of its losses in a bankruptcy or other similar proceeding.

o EMERGING MARKETS. The EAFE Portfolio may invest in issuers located in emerging markets, which are the markets of countries in the initial stages of their industrialization cycles with low per capita income. All of the risks of investing in foreign securities are heightened by investing in emerging markets. Emerging markets have been more volatile than the markets of developed countries with more mature economies.

Remember that investments in the Portfolios are not bank deposits. They are not insured or guaranteed by the FDIC or any other government agency, and an investor could lose money by investing in the Portfolios.

PORTFOLIO HOLDINGS

A description of the Portolios' policies and procedures with respect to the disclosure of the Portfolios' portfolio securities is available in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

INVESTMENT MANAGER

The Manager for each Portfolio is TT International Investment Management ("TT International"), Martin House, 5 Martin Lane, London, England EC4R 0DP. The Manager was founded in 1993 and offers investment counseling services to investment companies, pension plans, trusts, charitable organizations, and other institutional investors. As of December 31, 2004, the Manager had approximately $10.9 billion in assets under management. The Manager is registered as an investment adviser under the U.S. Investment Advisers Act of 1940 and is regulated in the conduct of its investment business in the United Kingdom by the Financial Services Authority (FSA). TT International also is registered as a commodity pool operator and commodity trading adviser with the U.S. Commodity Futures Trading Commission (CFTC).

MANAGEMENT FEES

TT EAFE PORTFOLIO

For the management services TT International provides to the EAFE Portfolio, TT International is entitled to receive a fee totaling 0.50% of the EAFE Portfolio's average daily net assets. For the period from January 1, 2004 to December 31, 2004, the EAFE Portfolio paid a management fee of 0.50% of its average daily net assets.

TT EUROPE PORTFOLIO

For the management services TT International provides to the Europe Portfolio, TT International is entitled to receive a fee totaling 0.50% of the Europe Portfolio's average daily net assets. For the period from January 1, 2004 to December 31, 2004, the Europe Portfolio paid a management fee of 0.50% of its average daily net assets.

PORTFOLIO MANAGERS

Dean Smith is the portfolio manager of the Europe Portfolio and is primarily responsible for the day-to-day management of the Portfolio.

DEAN SMITH        Dean Smith is a Partner of TT International. He has over
                  14 years' industry experience and joined TT International in 1998. Before joining TT International, Dean worked at LGT
                  Asset Management for 5 years as a Portfolio Manager. Prior to that, he was a fund manager for private client funds at Minet
                  Group plc. Dean received a BA from Kingston University, together with a postgraduate qualification from the Institute of Investment Management and Research.

The EAFE Portfolio uses a team of individuals who are primarily responsible for the day-to-day management of the Portfolio. The EAFE Portfolio management team includes the following portfolio managers:

TIM TACCHI        Tim Tacchi is the Senior and Founding Partner of TT
                  International. He is responsible for asset allocation and heads European stock selection. Prior to establishing TT
                  International, Tim was an Investment Director with Fidelity
                  International, responsible for UK and European

                  ERISA business, including stock selection and client relationships. Before joining Fidelity he was an Investment Manager for the UK-based merchant bank Hambros.

PATRICK DEANE     A Partner of TT International, Patrick Deane has
                  responsibility for selecting European stocks, with a focus on cyclical services, utilities, and insurance. Before joining TT
                  International in 2000, Patrick worked for 6 years as a Director at Morgan Grenfell/Deutsche Asset Management. Prior to that he was at HSBC for four years, having begun his career at Midland Montagu.

PETER ROBSON      Peter Robson joined TT International in 2004 to work in
                  the Asian investment team. Peter, who has a long and distinguished history as a portfolio manager in Asia/Pacific, joined TT International from Oechsle International Advisors in
                  Boston where he was an EAFE portfolio manager. Before Oechsle he worked at Batterymarch Financial Management, AIB/John
                  Govett and BZW Investment Management.

JONATHAN BOLTON   Jonathan Bolton is a Portfolio Manager at TT International,
                  where he is head of Japanese stock selection for TT International's EAFE portfolios. Jonathan joined TT
                  International in 2004 and has over 17 years industry experience. Prior to joining TT International, he was a Director of Dresdner RCM in San Francisco and was responsible for International and Global Equities. Before that Jonathan was a Director of Schroders Investment Management in Tokyo.

Part B of this Registration Statement provides additional information about the compensation of the portfolio managers listed above, the other funds, pooled investment vehicles and accounts they manage and their ownership of securities of the Portfolios.

CAPITAL STOCK

Investments in a Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. Each Portfolio is not required and has no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (E.G., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Each Portfolio is a series of TT International U.S.A. Master Trust (known as the "Trust"), which is organized as a trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the applicable Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

ITEM 6.  SHAREHOLDER INFORMATION.

HOW NET ASSET VALUE IS CALCULATED

Each Portfolio calculates its net asset value (NAV) every day the New York Stock Exchange is open for trading (Business Day). This calculation is made at the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. Eastern time on each day the Exchange is open for trading. On days when the financial markets in which a Portfolio invests close early, NAV may be calculated as of the earlier close of those markets.

Each Portfolio typically uses market prices to value securities. Securities for which market prices are not "readily available" that otherwise cannot be valued according to the Portfolios' general procedures may be valued in accordance with the fair value procedures adopted by the Board of Trustees of the Portfolios. However, a security need not be fair valued in accordance with the fair value procedures if the aggregate impact to a Portfolio's NAV would be less than $0.01 if all securities that would otherwise be required to be fair valued were assumed to be worthless in a hypothetical worst-case scenario. In these cases, the most recent available market value for such security may be used instead. Because the Portfolios invest in securities that are traded primarily in foreign markets, a significant gap in time can exist between the time of a particular security's last trade on a foreign market, and the time at which the Portfolios calculate their NAV. If an event that could materially affect the value of the Portfolios' securities (a "Significant Event") has occurred between the time the securities were last traded and the time that the Portfolios calculate their NAV, the closing price of the Portfolios' securities may no longer reflect their market value at the time the Portfolios calculate their NAV. In such a case, the Portfolios may use fair value methods to value such securities.

Some of the Significant Events that may necessitate fair valuing a security include the following:

     o    the security's trading has been halted or suspended;
     o    the security has been de-listed from an exchange;
     o the security's primary trading market is temporarily closed at a time when under normal conditions it would be open, (for example, because of typhoons or other severe weather conditions);
     o    the security has not been traded for an extended period of time;
     o the security's primary pricing source is not able or willing to provide a price; and
     o trading of the security is subject to local government-imposed restrictions.

Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A Portfolio, when using fair value procedures to price securities, may value those securities higher or lower than another fund using market quotations or fair value to price the same securities. There can be no assurance that a Portfolio could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Portfolio determines its NAV.

Because some foreign markets are open on days when the Portfolios do not calculate their NAV, the value of a Portfolio's holdings could change before it is reflected in the Portfolio's NAV.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in a Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by the applicable Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (I.E., moneys credited to the account of the Portfolio's custodian bank by a U.S. Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the applicable Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Subject to compliance with applicable regulations, each Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed for no longer than seven days after the tender of a security for that purpose for redemption, except: (1) for any period (A) during which the New York Stock Exchange is closed (other than customary weekend or holiday closings) or (B) during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which (A) disposal by the Portfolios of securities owned by it is not reasonably practicable, or (B) it is not reasonably practicable for the Portfolios fairly to determine the value of its net assets; (3) for such other periods as the SEC may by order permit for the protection of security holders of the Portfolio.


TAX MATTERS

Each Portfolio expects to be treated as a partnership for U.S. federal income tax purposes. As a result, the Portfolios do not expect to pay any federal income taxes and, generally, investors in a Portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from the Portfolio. However, each investor in a Portfolio must take into account its share of the Portfolio's ordinary income, expense, capital gains and losses, credits and other items whether or not distributed in determining its income tax liability.

The Trust also expects that investors in a Portfolio which seek to qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies, although no ruling has been sought from the U.S. Internal Revenue Service (the "IRS") in this regard.

The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor that would be deemed a "United States person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on that investor's share of dividends and certain other income derived by the Portfolio from U.S. sources) solely by reason of its investment in the Portfolio. There can be no assurance that the IRS may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by a Portfolio or by non-U.S. investors in a Portfolio.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences of an investment in a Portfolio in light of its particular tax situation, as well as any state, local or foreign tax consequences arising from an investment in a Portfolio.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.

The distributor for each Portfolio is SEI Investments Distribution Co. The Trust does not pay SEI Investments Distribution Co. a fee for serving as the Portfolios' distributor.

                                     PART B


ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.

         This Part B, which is separate from Part A of this Registration Statement, sets forth information with respect to TT EAFE Portfolio (the "EAFE Portfolio") and the TT Europe Portfolio (the "Europe Portfolio" and, collectively with the EAFE Portfolio, the "Portfolios") which may be of interest to investors but which is not necessarily included in Part A to this Registration Statement. Each Portfolio is a series of TT International U.S.A. Master Trust, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). An investor may obtain copies of Part A to this Registration Statement without charge by calling 1-888-465-5722. The date of this Part B and Part A to the Registration Statement for the Portfolios is May 1, 2005.



TABLE OF CONTENTS                                                                       PAGE

Portfolio History.......................................................................  B-2
Description of the Portfolios and Their Investments and Risks...........................  B-2
Portfolio Holdings Disclosure...........................................................  B-19
Management of the Portfolios............................................................  B-21
Control Persons and Principal Holders
  of Securities.........................................................................  B-27
Investment Advisory and Other Services..................................................  B-28
Portfolio Managers......................................................................  B-30
Brokerage Allocation and Other Practices................................................  B-34
Capital Stock and Other Securities......................................................  B-36
Purchase, Redemption and Pricing of
  Securities............................................................................  B-37
Taxation of the Portfolios..............................................................  B-39
Underwriters............................................................................  B-41
Calculation of Performance Data.........................................................  B-41
Financial Statements....................................................................  B-41

ITEM 10.  PORTFOLIO HISTORY.

         TT International U.S.A. Master Trust (the "Trust") was organized as a trust under the laws of the Commonwealth of Massachusetts on May 26, 2000, and the EAFE Portfolio was designated as a series of the Trust on that date. The Europe Portfolio was designated as a series of the Trust on August 18, 2000.


ITEM 11.  DESCRIPTION OF THE PORTFOLIOS AND THEIR INVESTMENTS AND RISKS.

         The investment objective of the EAFE Portfolio is total return in excess of the total return of the Morgan Stanley Capital International Europe, Australasia and Far East Index (MSCI EAFE Index).

         The investment objective of the Europe Portfolio is total return in excess of the total return of the Morgan Stanley Capital International Europe Index (MSCI Europe Index).

         The investment objective of each Portfolio may be changed without the approval of the investors in that Portfolio, but not without written notice thereof to the investors in the Portfolio at least 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of either Portfolio will be achieved.

         The policies described below are not fundamental and may be changed without investor approval. Each Portfolio is a diversified, open-end management investment company. Each Portfolio may, but need not, invest in all of the investments and utilize all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of TT International Investment Management, each Portfolio's investment manager ("TT International" or the "Manager"), conditions and trends in the economy and financial markets, and investments being available on terms that, in TT International's opinion, make economic sense.

INVESTMENTS OF EACH PORTFOLIO

         EQUITY-RELATED SECURITIES. The equity and equity-related securities in which the Portfolios may invest include common stocks, preferred stocks, warrants and rights, and debt securities convertible into or exchangeable for common stock or other equity securities.

         PREFERRED STOCK. Preferred stock offers a stated dividend rate payable from a corporation's earnings. These preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline. The rights of preferred stocks are generally subordinate to rights associated with a corporation's debt securities. Dividends on some preferred stock may be "cumulative" if stated dividends from prior periods have not been paid. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

         WARRANTS AND RIGHTS. Warrants are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants but normally have to be exercised within a shorter time period and are distributed by the issuer to its shareholders. Warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. Positions in warrants and convertible securities are limited to no more than 5% of the Europe Portfolio's total assets.

         CONVERTIBLE SECURITIES. A convertible security is a bond, debenture, note or other security that entitles the holder to acquire common stock, preferred stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible debt securities. Convertible securities rank senior to common stock in a corporation's capital structure and, therefore, generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security. A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by a Portfolio is called for redemption, that Portfolio would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party. Positions in warrants and convertible securities (including synthetic convertible preferred stock) are limited to no more than 5% of the Europe Portfolio's total assets.

         Each Portfolio will rely on the judgment, analysis and experience of TT International in evaluating the creditworthiness of an issuer. In this evaluation, TT International will take into consideration, among other things, the issuer's financial resources and ability to cover its interest and fixed charges, factors relating to the issuer's industry and its sensitivity to economic conditions and trends, its operating history, the quality of the issuer's management and regulatory matters.

         The risk of loss due to default by the issuer is significantly greater for the holders of lower quality securities (i.e., securities rated below prime investment grade) because such securities are generally unsecured and are often subordinated to other obligations of the issuer. During an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of lower quality securities may experience financial stress and may not have sufficient revenues to meet their interest payment obligations. An issuer's ability to service its debt obligations also may be adversely affected by specific corporate developments, its inability to meet specific projected business forecasts, or the unavailability of additional financing.

         Factors adversely affecting the market value of securities will adversely affect each Portfolio's net asset value. In addition, each Portfolio may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal of or interest on its portfolio holdings.

         The secondary trading market for lower quality fixed-income securities is generally not as liquid as the secondary market for higher quality securities and is very thin for some securities. The relative lack of an active secondary market may have an adverse impact on market price and a Portfolio's ability to dispose of particular issues when necessary to meet the Portfolio's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. The relative lack of an active secondary market for these securities also may make it more difficult for a Portfolio to obtain accurate market quotations for purposes of valuing the Portfolio's investment portfolio. Market quotations are generally available on many lower quality issues only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. During such times, the responsibility of the Trust's Board of Trustees or TT International to value the securities becomes more difficult and judgment plays a greater role in valuation because there is less reliable, objective data available.

         FOREIGN SECURITIES. The EAFE Portfolio will invest in securities of foreign issuers. These investments may include the securities of issuers located in Australia, Austria, Belgium, China (including Hong Kong), the Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, India, Ireland, Italy, Japan, South Korea, Malaysia, the Netherlands, New Zealand, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey and the United Kingdom. These are not the only countries in which the EAFE Portfolio can invest, and the EAFE Portfolio may invest in companies located in other countries as well. Under normal circumstances, the EAFE Portfolio will invest at least 80% of its net assets (including borrowings, if any, for investment purposes) in securities that are tied economically to Europe, Australasia or the Far East. This region includes those countries included in the MSCI EAFE Index. These securities may include, but are not limited to, those of issuers that are organized, are domiciled or principally operate in those countries, derive at least 50% of their revenue or income from their operations within those countries, have at least 50% of their assets in those countries or whose securities are principally traded on those countries' securities markets. Investors in the EAFE Portfolio will be provided with at least 60 days notice of any change in the policy regarding investing at least 80% of its assets in securities that are tied economically to Europe, Australasia or the Far East.

         The Europe Portfolio will invest in securities traded on the exchanges of countries included in the MSCI Europe Index. These countries currently are Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. Under normal circumstances, the Europe Portfolio will invest at least 80% of its net assets (including borrowings, if any, for investment purposes) in securities of European issuers and other securities that are tied economically to Europe. Europe includes those countries included in the MSCI Europe Index. These securities include those of issuers that are organized, are domiciled or principally operate in those countries, derive at least 50% of their revenue or income from their operations within those countries, have at least 50% of their assets in those countries or whose securities are principally traded on those countries' securities markets. Investors in the Europe Portfolio will be provided with at least 60 days prior notice of any change in the policy regarding investing at least 80% of its assets in securities of European issuers and other securities that are tied economically to Europe.

         Investing in foreign issuers involves certain special considerations that are not typically associated with investing in U.S. issuers. Since the securities of foreign issuers are frequently denominated in foreign currencies, and since each Portfolio may temporarily hold invested reserves in bank deposits in foreign currencies, each Portfolio will be affected favorably or unfavorably by changes in currency rates and in exchange control regulations, and may incur costs in connection with conversions between various currencies. The investment policies of each Portfolio permit that Portfolio to enter into forward foreign currency exchange contracts in order to hedge its holdings and commitments against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract.

         As foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards and practices comparable to those applicable to domestic companies, there may be less publicly available information about certain foreign companies than about domestic companies. Securities of some foreign companies are generally less liquid and more volatile than securities of comparable domestic companies. There is generally less government supervision and regulation of stock exchanges, brokers and listed companies than in the U.S. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments that could affect U.S. investments in those countries. Although each Portfolio will endeavor to achieve most favorable execution costs in its portfolio transactions, fixed commissions on many foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. In addition, it is expected that the expenses for custodian arrangements of each Portfolio's foreign securities will be somewhat greater than the expenses for custodian arrangements for handling U.S. securities of equal value.

         Certain foreign governments levy withholding taxes against dividend and interest income paid by citizens or corporations operating therein to investors in other countries. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from the companies comprising the holdings of the Portfolios. However, these foreign withholding taxes are not expected to have a significant impact on the Portfolios.

         EUROPEAN UNION ("EU"). Many European countries have joined the EU and others may do so. Some of these countries have adopted the Euro as their currency, and other EU members may do so in the future. The EU may create new economic opportunities for investors, such as lower interest rates, easier cross-border mergers, acquisitions and similar restructurings, more efficient distribution and product packaging and greater competition. The EU and the introduction of the Euro, however, present unique risks and uncertainties for investors in the EU-participating countries, including: (i) monetary and economic union on this scale has never before been attempted; (ii) instability within the EU may increase the volatility of European markets and may adversely affect the prices of securities of European issuers in a Portfolio's investment portfolio; (iii) there is uncertainty concerning the fluctuation of the Euro relative to non-Euro currencies; and (iv) there is no assurance that interest rate, tax and labor regimes of EU-participating countries will converge over time. These and other factors may cause market disruption and could adversely affect European securities and currencies held by a Portfolio.

         REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements with brokers, dealers or banks that meet the credit guidelines established by the Board of Trustees of the Trust. In a repurchase agreement, a Portfolio buys a security from a seller that has agreed to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. The term of these agreements is usually from overnight to one week and never exceeds one year. A repurchase agreement may be viewed as a fully collateralized loan of money by a Portfolio to the seller. A Portfolio always receives securities as collateral with a market value at least equal to the purchase price, including accrued interest, and this value is maintained during the term of the agreement. If the seller defaults and the collateral value declines, the Portfolio might incur a loss. If bankruptcy proceedings are commenced with respect to the seller, a Portfolio's realization upon the collateral may be delayed or limited.

         WHEN-ISSUED SECURITIES. Each Portfolio may purchase securities on a "when-issued" basis. In buying "when-issued" securities, a Portfolio commits to buy securities at a certain price even though the securities may not be delivered for up to 120 days. No payment or delivery is made by the Portfolio in a "when- issued" transaction until the Portfolio receives payment or delivery from the other party to the transaction. Although a Portfolio receives no income from the above-described securities prior to delivery, the market value of such securities is still subject to change. As a consequence, it is possible that the market price of the securities at the time of delivery may be higher or lower than the purchase price.

         CORPORATE REORGANIZATIONS. Each Portfolio may invest a portion of its assets in securities for which a tender or exchange offer has been made or announced if, in the judgment of TT International, there is a reasonable prospect of capital appreciation significantly greater than the added portfolio turnover expenses inherent in the short-term nature of such transactions. The primary risk is that such offers or proposals may not be consummated within the time and under the terms contemplated at the time of the investment, in which case, unless such offers or proposals are replaced by equivalent or increased offers or proposals which are consummated, a Portfolio may sustain a loss.

         OTHER INVESTMENT COMPANIES. Each Portfolio may invest in other investment companies to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act"). In addition to the advisory fees and other expenses a Portfolio bears directly in connection with its own operations, as a shareholder of another investment company, the Portfolio would bear its pro rata portion of the other investment company's advisory fees and other expenses. As such, the Portfolio's investors would indirectly bear the expenses of the Portfolio and the other investment company, some or all of which would be duplicative.

         SECURITIES LENDING. Each Portfolio may lend securities to qualified brokers, dealers, banks and other financial institutions. Securities lending allows a Portfolio to retain ownership of the securities loaned and, at the same time, to earn additional income. Since there may be delays in the recovery of loaned securities, or even a loss of rights in collateral supplied should the borrower fail financially, loans will be made only to parties deemed by TT International to be of good standing. In addition, they will only be made if, in TT International's judgment, the consideration to be earned from such loans would justify the risk. Such loans will not be made if, as a result, the aggregate of all outstanding loans of the Portfolio exceed one-third of the value of its total assets.

         It is the Portfolios' understanding that the current view of the staff of the U.S. Securities and Exchange Commission (the "SEC") is that a Portfolio may engage in loan transactions only under the following conditions: (1) the Portfolio must receive 100% collateral in the form of cash or cash equivalents (i.e., U.S. Treasury bills or notes) from the borrower; (2) the borrower must increase the collateral whenever the market value of the securities loaned (determined on a daily basis) rises above the value of the collateral; (3) after giving notice, the Portfolio must be able to terminate the loan at any time; (4) the Portfolio must receive reasonable interest on the loan (which may include the Portfolio investing any cash collateral in interest bearing short-term investments) or a flat fee from the borrower, as well as amounts equivalent to any dividends, interest, or other distributions on the securities loaned and to any increase in market value; (5) the Portfolio may pay only reasonable custodian fees in connection with the loan; and (6) the Board of Trustees must be able to vote proxies on the securities loaned, either by terminating the loan or by entering into an alternative arrangement with the borrower.

INVESTMENTS OF THE EAFE PORTFOLIO

         AMERICAN DEPOSITARY RECEIPTS ("ADRS"). The EAFE Portfolio may invest in ADRs, which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs may be listed on a national securities exchange or may trade in the over-the-counter market. ADR prices are denominated in U.S. dollars; the underlying security is denominated in a foreign currency.

         FIXED-INCOME SECURITIES. The fixed-income securities in which the EAFE Portfolio may invest include U.S. Government securities and corporate debt securities.

         INVESTMENT GRADE FIXED-INCOME SECURITIES. Investment grade fixed-income securities include:

            o  U.S. government securities;

            o Bonds or bank obligations rated in one of the four highest categories (such as BBB or higher by Standard & Poor's Ratings Services ("S&P"));

            o Short-term notes rated in one of the two highest categories (such as SP-2 or higher by S&P);

            o Commercial paper or short-term bank obligations rated in one of the three highest categories (such as A-3 or higher by S&P); and

            o Repurchase agreements involving investment grade fixed-income securities.

         Investment grade fixed-income securities are generally believed to have a lower degree of credit risk. However, certain investment grade securities with lower ratings are considered medium quality and may be subject to greater credit risk than the highest rated securities. If a security's rating falls below that required at the time of purchase, TT International will consider what action, if any, should be taken consistent with the EAFE Portfolio's investment objective.

         U.S. GOVERNMENT SECURITIES. U.S. Government agencies or instrumentalities that issue or guarantee securities include, but are not limited to, Fannie Mae, Government National Mortgage Association ("GNMA"), Federal Home Loan Banks, Freddie Mac, Federal Intermediate Credit Banks, Federal Land Banks, Tennessee Valley Authority, Inter-American Development Bank, Asian Development Bank, USA Education, Inc. and the International Bank for Reconstruction and Development.

         Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase the agencies' obligations; while still others are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. The EAFE Portfolio will invest in securities of such agencies or instrumentalities only when TT International is satisfied that the credit risk is acceptable.

         The EAFE Portfolio may invest in component parts of U.S. Treasury notes or bonds, namely either the corpus (principal) of such Treasury obligations or one of the interest payments scheduled to be paid on such obligations. These obligations may take the form of: (1) Treasury obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped;
(3) book-entries at a Federal Reserve
member bank representing ownership of Treasury obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of Treasury obligations that have not actually been stripped. Such receipts evidence ownership of component parts of Treasury obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" ("TIGRs") and "Certificates of Accrual on Treasury Securities" ("CATs"), and are not issued by the U.S. Treasury; therefore they are not U.S. Government securities, although the underlying bonds represented by these receipts are debt obligations of the U.S. Treasury.

         LOWER RATED FIXED-INCOME SECURITIES. The EAFE Portfolio may invest in lower rated fixed-income securities (commonly known as "junk bonds"). The lower ratings reflect a greater possibility that adverse changes in the financial condition of the issuer or in general economic conditions, or both, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. The inability (or perceived inability) of issuers to make timely payment of interest and principal would likely make the values of such securities held by the EAFE Portfolio more volatile and could limit the EAFE Portfolio's ability to sell its securities at prices approximating the values the EAFE Portfolio had placed on such securities. In the absence of a liquid trading market for securities held by it, the EAFE Portfolio at times may be unable to establish the fair value of such securities. If the issuer defaults on its obligation, the value of the security would fall and the EAFE Portfolio's income would also decline.

         Securities ratings are based largely on the issuer's historical financial condition and the rating agencies' analysis at the time of rating. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer's current financial condition, which may be better or worse than the rating would indicate. In addition, the rating assigned to a security by Moody's Investor Services Inc. ("Moody's") or S&P (or by any other nationally recognized securities rating organization) does not reflect an assessment of the volatility of the security's market value or the liquidity of an investment in the security.

         Like those of other fixed-income securities, the values of lower rated securities go up and down in response to changes in interest rates. A decrease in interest rates will generally result in an increase in the value of fixed-income securities. Conversely, during periods of rising interest rates, the value of the EAFE Portfolio's fixed-income securities will generally decline. The values of lower rated securities may often be affected to a greater extent by changes in general economic conditions and business conditions affecting the issuers of such securities and their industries. Negative publicity or investor perceptions may also adversely affect the values of lower rated securities. Changes by recognized rating services in their ratings of any fixed-income security and changes in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. Changes in the value of portfolio securities generally will not affect income derived from these securities, but will affect the EAFE Portfolio's net asset value.

         Issuers of lower rated securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. Such issuers may not have more traditional methods of financing available to them and may be unable to repay outstanding obligations at maturity by refinancing. The risk of loss due to default in payment of interest or repayment of principal by such issuers is significantly greater because such securities frequently are unsecured and subordinated to the prior payment of senior indebtedness.

         CORPORATE DEBT SECURITIES. The EAFE Portfolio may invest in investment grade and below investment grade U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers (corporate bonds, debentures, notes and other similar corporate debt instruments). The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.


         REVERSE REPURCHASE AGREEMENTS. The EAFE Portfolio may enter into reverse repurchase agreements with brokers, dealers, domestic and foreign banks or other financial institutions. In a reverse repurchase agreement, the Portfolio sells a security and agrees to repurchase it at a mutually agreed upon date and price, reflecting the interest rate effective for the term of the agreement. It may also be viewed as the borrowing of money by the EAFE Portfolio. The EAFE Portfolio's investment of the proceeds of a reverse repurchase agreement is the speculative factor known as leverage. The EAFE Portfolio may enter into a reverse repurchase agreement only if the interest income from investment of the proceeds is greater than the interest expense of the transaction and the proceeds are invested for a period no longer than the term of the agreement.

         DERIVATIVE INSTRUMENTS. In pursuing its investment objectives, the EAFE Portfolio may purchase and sell (write) options on securities, securities indices, and foreign currencies and enter into interest rate, foreign currency and index futures contracts and purchase and sell options on such futures contracts and enter into forward foreign currency exchange contracts for hedging purposes.

         OPTIONS. An option is a legal contract that gives the holder the right to buy or sell a specified amount of the underlying instrument at a fixed or determinable price upon the exercise of the option. A call option conveys the right to buy, in return for a premium paid, and a put option conveys the right, in return for a premium, to sell a specified quantity of the underlying instrument. Options on indices are settled in cash and gain or loss depends on changes in the index in question rather than on price movement in individual securities.

         There are certain risks associated with transactions in options on securities and on indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when, and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

         There can be no assurance that a liquid market will exist when the EAFE Portfolio seeks to close out an option position. If the EAFE Portfolio were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the EAFE Portfolio were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, the EAFE Portfolio foregoes, during the life of the option, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

         If trading were suspended in an option purchased by the EAFE Portfolio, the EAFE Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the EAFE Portfolio might be unable to exercise an option it had purchased. Except to the extent that a call option on an index written by the EAFE Portfolio is covered by an option on the same index purchased by the EAFE Portfolio, movements in the index may result in a loss to the EAFE Portfolio; however, such losses may be mitigated by changes in the value of the EAFE Portfolio's securities during the period the option was outstanding.

         The EAFE Portfolio is authorized to purchase and sell over-the-counter options ("OTC Options") in addition to exchange listed options. OTC Options are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through direct bilateral agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC Option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation between the parties. The EAFE Portfolio will only sell OTC Options that are subject to a buy-back provision permitting the EAFE Portfolio to require the Counterparty to sell the option back to the EAFE Portfolio at a formula price within seven days. The EAFE Portfolio expects generally to enter into OTC Options that have cash settlement provisions, although it is not required to do so.

         There is no central clearing or guaranty function in an OTC Option. As a result, if the Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC Option it has entered into with the EAFE Portfolio or fails to make a cash settlement payment due in accordance with the terms of the option, the EAFE Portfolio will lose any premium it paid for the option as well as any anticipated benefit of the transaction. Accordingly, TT International must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC Option will be satisfied. The EAFE Portfolio will engage in OTC Option transactions only with U.S. government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers," or broker dealers, domestic or foreign banks or other financial institutions which have received (or the guarantors of the obligation of which have received) a short-term credit rating of "A-1" from S&P or "P-1" from Moody's or an equivalent rating from any other Nationally Recognized Statistical Rating Organization ("NRSRO").

         OPTIONS ON FOREIGN CURRENCIES. The EAFE Portfolio may purchase and write options on foreign currencies for hedging purposes. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the EAFE Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, the EAFE Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

         Conversely, where the Manager perceives a risk of a rise in the dollar value of a foreign currency in which securities to be acquired are denominated (which would increase the dollar cost of these securities to the EAFE Portfolio) the EAFE Portfolio may purchase call options on the currency involved. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the EAFE Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the EAFE Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

         The EAFE Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where the EAFE Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the anticipated decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received. Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the EAFE Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the EAFE Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if exchange rates move in the expected direction. If this does not occur, the option may be exercised and the EAFE Portfolio would be required to purchase or sell the underlying currency at a loss, which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the EAFE Portfolio also may be required to forego all or a portion of the benefits that might otherwise have been obtained from favorable movements in exchange rates.

         The EAFE Portfolio may write covered call options on foreign currencies. A call option written on a foreign currency by the EAFE Portfolio is "covered" if the EAFE Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by the EAFE Portfolio's custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the EAFE Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the EAFE Portfolio in cash, or liquid assets in a segregated account with the custodian.

         The EAFE Portfolio also may write call options on foreign currencies for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is designed to provide a hedge against a decline in the U.S. dollar value of a security which the EAFE Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the EAFE Portfolio will collateralize the option by maintaining in a segregated account with the custodian, cash or liquid assets in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily.

         FUTURES CONTRACTS. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security, currency or index at a specified future time and at a specified price. Futures contracts, which are standardized as to maturity date and underlying financial instrument, are traded on national futures exchanges. U.S. futures exchanges and trading are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").

         Although futures contracts by their terms call for actual delivery or acceptance of the underlying securities or currency, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold" or "selling" a contract previously "purchased") in an identical contract to terminate the position. Brokerage commissions are incurred when a futures contract is bought or sold. Futures contracts on indices are settled in cash.

         Futures traders are required to make a good faith margin deposit in cash or acceptable securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying securities) if it is not terminated prior to the specified delivery date. Initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements that are higher than the exchange minimums.

         After a futures contract position is opened, the value of the contract is marked-to-market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, a change in the contract value may reduce the required variation margin, resulting in a repayment of excess variation margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open.

         The EAFE Portfolio will only sell futures contracts to protect securities owned by it against price declines or purchase contracts to protect against an increase in the price of securities it intends to purchase. As evidence of this hedging intent, the EAFE Portfolio expects that approximately 75% of the futures contracts purchased will be "completed;" that is, equivalent amounts of related securities will have been purchased or in the process of being purchased by the EAFE Portfolio upon sale of open futures contracts. Futures contracts are typically not completed when the Manager decides that the hedge is no longer necessary or appropriate and closes out the position before completion. Therefore, a futures contract that is not completed does not necessarily provide additional risk to the EAFE Portfolio. Although techniques other than the sale and purchase of futures contracts could be used to control the EAFE Portfolio's exposure to market fluctuations, the use of futures contracts may be a more effective means of hedging this exposure. While the EAFE Portfolio will incur commission expenses in both opening and closing out futures positions, these costs may be lower than transaction costs incurred in the purchase and sale of the underlying securities.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. A forward foreign currency exchange contract ("Forward Contract") is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders, usually large commercial banks, and their customers. The EAFE Portfolio may use Forward Contracts to manage currency risks and to facilitate transactions in foreign securities. The following discussion summarizes the principal currency management strategies involving Forward Contracts that the EAFE Portfolio may use.

         In connection with purchases and sales of securities denominated in foreign currencies, the EAFE Portfolio may enter into Forward Contracts to fix a definite price for the purchase or sale in advance of the trade's settlement date ("transaction hedge" or "settlement hedge").

         The EAFE Portfolio also may use Forward Contracts to hedge against a decline in the value of existing investments denominated in foreign currency and to protect the value of investments denominated in a foreign currency if the portfolio managers anticipate a period of relative strength of the U.S. dollar against such foreign currency. For example, if the EAFE Portfolio owned securities denominated in pounds sterling, it could enter into a forward contract to sell pounds sterling in return for U.S. dollars to hedge against possible declines in the pound's value ("position hedge"). A position hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The EAFE Portfolio could also hedge the position by selling another currency expected to perform similarly to the pound sterling ("proxy hedge"). A proxy hedge could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The EAFE Portfolio's custodian will place cash or other liquid assets in a separate account having a value equal to the aggregate amount of the EAFE Portfolio's commitments under Forward Contracts entered into with respect to position hedges and proxy-hedges. If the value of the assets placed in a segregated account declines, additional cash or liquid assets will be placed in the account on a daily basis so that the value of the account will equal the amount of the EAFE Portfolio's commitments with respect to such contracts. Alternatively, the EAFE Portfolio may purchase a call option permitting the EAFE Portfolio to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the Forward Contract price or the EAFE Portfolio may purchase a put option permitting the EAFE Portfolio to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the Forward Contract price. Unanticipated changes in currency prices may result in poorer overall performance for the EAFE Portfolio than if it had not entered into such contracts.

         RISK FACTORS IN FUTURES TRANSACTIONS. Positions in futures contracts may be closed out only on an exchange that provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the EAFE Portfolio would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the EAFE Portfolio has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the EAFE Portfolio may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the EAFE Portfolio's ability to effectively hedge. The EAFE Portfolio will minimize the risk that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

         The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures trading. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the EAFE Portfolio. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

         Use of futures transactions by the EAFE Portfolio involves the risk of imperfect or no correlation where the securities underlying futures contracts are different than the portfolio securities being hedged. It is also possible that the EAFE Portfolio could both lose money on futures contracts and also experience a decline in value of its portfolio securities. There is also the risk of loss by the EAFE Portfolio of margin deposits in the event of bankruptcy of a broker with whom the EAFE Portfolio has an open position in a futures contract or option on a futures contract.

         Most futures exchanges limit the amount of fluctuation permitted in futures contract and options prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract or option on a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract and options prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

         RISKS OF OPTIONS ON FUTURES, FORWARD CONTRACTS, AND OPTIONS ON FOREIGN CURRENCIES. Options on currencies may be traded over-the-counter and forward currency contracts are always traded in the over-the-counter market. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost. When the EAFE Portfolio enters into a forward currency contract or purchases an over-the-counter option, it relies on its counterparty to perform. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

         Futures contracts, options on futures contracts, Forward Contracts, and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the EAFE Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours where the portfolio managers are located, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

         Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effect of other political and economic events. In addition, exchange-traded options of foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

         COMBINED TRANSACTIONS. The EAFE Portfolio may enter into multiple transactions, including multiple options transactions, multiple futures transactions, multiple foreign currency transactions (including Forward Contracts) and any combination of futures, options, and foreign currency transactions, instead of a single transaction, as part of a single hedging strategy when, in the opinion of TT International it is in the best interest of the EAFE Portfolio to do so. A combined transaction, while part of a single hedging strategy, may contain elements of risk that are present in each of its component transactions.

         ASSET COVERAGE FOR FUTURES AND OPTIONS POSITIONS. The EAFE Portfolio will comply with guidelines established by the SEC with respect to coverage of options, futures and forward contracts strategies by mutual funds, and if the guidelines so require will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the futures, option or forward contract strategy is outstanding, unless they are replaced with other suitable assets. Consequently, there is a possibility that segregation of a large percentage of the EAFE Portfolio's assets could impede portfolio management or the EAFE Portfolio's ability to meet redemption requests or other current obligations.

         ILLIQUID INVESTMENTS, RESTRICTED SECURITIES AND PRIVATE PLACEMENT OFFERINGS. Illiquid investments are investments that cannot be sold or disposed of within seven days in the ordinary course of business at approximately the prices at which they are valued. Under the supervision of the Board of Trustees, TT International determines the liquidity of the EAFE Portfolio's investments and, through reports from TT International and the EAFE Portfolio's administrator, the Board monitors investments in illiquid securities. In determining the liquidity of the EAFE Portfolio's investments, TT International may consider various factors, including the frequency of trades and quotations, the number of dealers and prospective purchasers in the marketplace, dealer undertakings to make a market, the nature of the security, and the nature of the marketplace for trades. Investments currently considered by the EAFE Portfolio to be illiquid include repurchase agreements not entitling the holder to payment of principal and interest within seven days, certain over-the-counter options, and restricted securities (other than certain foreign securities, restricted securities pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")1 and commercial paper sold in reliance on Section 4(2) of the Securities Act). With respect to OTC options that the EAFE Portfolio writes, all or a portion of the value of the underlying instrument may be illiquid depending on the assets held to cover the option and the nature and terms of any agreement the EAFE Portfolio may have to close out the option before expiration. The EAFE Portfolio will treat as illiquid an amount of assets used to cover written OTC options, equal to the formula price at which the EAFE Portfolio would have the absolute right to purchase the option less the amount by which the option is "in-the-money." The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. When no market quotations are available, illiquid investments are priced at fair value as determined in good faith by TT International under the supervision of the Board of Trustees. Disposing of these investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price. If through a change in values, net assets, or other circumstances, the EAFE Portfolio was in a position where more than 15% of its net assets were invested in illiquid securities, the EAFE Portfolio would take appropriate steps to protect liquidity.

         RESTRICTED SECURITIES. The EAFE Portfolio is permitted to invest in restricted securities. Restricted securities can generally be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act or in a registered public offering. Where registration is required, the EAFE Portfolio may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the EAFE Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the EAFE Portfolio might obtain a less favorable price than prevailed at the time it decided to seek registration of the security.


         TEMPORARY INVESTMENTS. The temporary investments that the EAFE Portfolio may make include:

         (1) Time deposits, certificates of deposit (including marketable variable rate certificates of deposit) and bankers' acceptances issued by a commercial bank or savings and loan association. Time deposits are non-negotiable deposits maintained in a banking institution


-----------------------
1 Although the EAFE Portfolio does not generally consider restricted securities that may be resold pursuant to Rule 144A under the Securities Act to be illiquid, such securities may become illiquid if qualified institutional buyers lose interest in such securities and the market for such securities becomes thinly traded.

                for a specified period of time at a stated interest rate. Time deposits maturing in more than seven days will not be purchased by the EAFE Portfolio. Certificates of deposit are negotiable short-term obligations issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. Variable rate certificates of deposit are certificates of deposit on which the interest rate is periodically adjusted prior to their stated maturity based upon a specified market rate. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods).

                The EAFE Portfolio will not invest in any security issued by a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies, or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation and (ii) in the case of U.S. banks, it is a member of the Federal Deposit Insurance Corporation.

         (2) Commercial paper which at the time of purchase is rated in the highest rating category by a NRSRO or, if not rated, issued by a corporation having an outstanding unsecured debt issue that meets such rating requirement at time of purchase;

         (3) Short-term corporate obligations rated in the highest rating category by a NRSRO at time of purchase; and

         (4) U.S. Government obligations, including bills, notes and other debt securities issued by the U.S. Treasury. These are direct obligations of the U.S. Government and differ mainly in interest rates, maturities and dates of issue.


INVESTMENTS OF THE EUROPE PORTFOLIO

         DEPOSITARY RECEIPTS. The Europe Portfolio may invest in depositary receipts that represent equity and equity-related securities traded on the exchanges of countries included in the MSCI Europe Index, including Global Depositary Receipts ("GDRs"), American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs and GDRs, in bearer form , are designed for use in European and global securities markets. ADRs are receipts issued by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

         DERIVATIVE INSTRUMENTS. In pursuing its investment objectives, the Europe Portfolio may enter into forward foreign currency exchange contracts to hedge the Europe Portfolio's currency exposure.

         FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS. A forward foreign currency exchange contract ("Forward Contract") is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders, usually large commercial banks, and their customers. The Europe Portfolio may use Forward Contracts to manage currency risks and to facilitate transactions in foreign securities. The following discussion summarizes the principal currency management strategies involving Forward Contracts that the Europe Portfolio may use.

         In connection with purchases and sales of securities denominated in foreign currencies, the Europe Portfolio may enter into Forward Contracts to fix a definite price for the purchase or sale in advance of the trade's settlement date ("transaction hedge" or "settlement hedge").

         The Europe Portfolio also may use Forward Contracts to hedge against a decline in the value of existing investments denominated in foreign currency and to protect the value of investments denominated in a foreign currency if the portfolio managers anticipate a period of relative strength of the U.S. dollar against such foreign currency. For example, if the Europe Portfolio owned securities denominated in pounds sterling, it could enter into a forward contract to sell pounds sterling in return for U.S. dollars to hedge against possible declines in the pound's value ("position hedge"). A position hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Europe Portfolio could also hedge the position by selling another currency expected to perform similarly to the pound sterling ("proxy hedge"). A proxy hedge could offer advantages in terms of cost, yield or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

         The Europe Portfolio's custodian will place cash or other liquid assets in a separate account having a value equal to the aggregate amount of the Europe Portfolio's commitments under Forward Contracts entered into with respect to position hedges and proxy-hedges. If the value of the assets placed in a segregated account declines, additional cash or liquid assets will be placed in the account on a daily basis so that the value of the account will equal the amount of the Europe Portfolio's commitments with respect to such contracts. Unanticipated changes in currency prices may result in poorer overall performance for the Europe Portfolio than if it had not entered into such contracts.

         The value of the Europe Portfolio's investments in forward currency transactions is limited to 100% of the value of the Europe Portfolio's total assets. With respect to individual currencies, the Europe Portfolio's investments in forward currency transactions in the currency of a particular country is limited to the greater of (i) that percentage of the Europe Portfolio's total assets equal to that country's weighting within the MSCI Europe Index, or (ii) that country's security exposure. The Europe Portfolio may not take short currency positions in individual countries. The Europe Portfolio only may enter into forward currency transactions involving the U.S. dollar and/or the currencies of countries included in the MSCI Europe Index.

         RISKS OF FORWARD CONTRACTS. Forward currency contracts are always traded in the over-the-counter market. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. When the Europe Portfolio enters into a forward currency contract, it relies on its counterparty to perform. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

         Forward contracts may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (i) other complex foreign political and economic factors, (ii) lesser availability than in the United States of data on which to make trading decisions, (iii) delays in the Europe Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours where the portfolio managers are located, (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (v) lesser trading volume.

         ASSET COVERAGE FOR FORWARD POSITIONS. The Europe Portfolio will comply with guidelines established by the SEC with respect to coverage of forward contracts strategies by mutual funds, and if the guidelines so require will set aside appropriate liquid assets in a segregated custodial account in the amount prescribed. Securities held in a segregated account cannot be sold while the forward contract strategy is outstanding, unless they are replaced with other suitable assets. Consequently, there is a possibility that segregation of a large percentage of the Europe Portfolio's assets could impede portfolio management or the Europe Portfolio's ability to meet redemption requests or other current obligations.

         TEMPORARY INVESTMENTS. The temporary investments that the Europe Portfolio may make include:

         (1) Short-term time deposits, certificates of deposit (including marketable variable rate certificates of deposit) and bankers' acceptances issued by a commercial bank or savings and loan association. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits maturing in more than seven days will not be purchased by the Europe Portfolio. Certificates of deposit are negotiable short-term obligations issued by commercial banks or savings and loan associations against funds deposited in the issuing institution. Variable rate certificates of deposit are certificates of deposit on which the interest rate is periodically adjusted prior to their stated maturity based upon a specified market rate. A bankers' acceptance is a time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction (to finance the import, export, transfer or storage of goods).

               The Europe Portfolio will not invest in any security issued by a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies, or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation and (ii) in the case of U.S. banks, it is a member of the Federal Deposit Insurance Corporation.

         (2) Short-term commercial paper which at the time of purchase is rated in the highest rating category by a Nationally Recognized Statistical Rating Organization ("NRSRO") or, if not rated, issued by a corporation having an outstanding unsecured debt issue that meets such rating requirement at time of purchase; and

         (3) Short-term corporate obligations rated in the highest rating category by a NRSRO at time of purchase.


                            -------------------------

         The approval of the investors in the Portfolios is not required to change the investment objective or any of the investment policies discussed above, including those concerning security transactions.

                             INVESTMENT RESTRICTIONS

         FUNDAMENTAL RESTRICTIONS. The Trust, on behalf of each Portfolio, has adopted the following policies which may not be changed with respect to the applicable Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

         The EAFE Portfolio may not:

         (1) invest in physical commodities or contracts on physical commodities;

         (2) purchase or sell real estate, although it may purchase and sell securities of companies that deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities that are secured by interests in real estate;

         (3) make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies or entering into repurchase agreements; or (ii) by lending its portfolio securities to banks, brokers, dealers and other financial institutions, so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder;

         (4) with respect to 75% of its assets, purchase more than 10% of any class of the outstanding voting securities of any issuer;

         (5) with respect to 75% of its assets, invest more than 5% of its total assets in the securities of any single issuer (other than obligations issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities);

         (6) borrow money, except (i) from banks and as a temporary measure for extraordinary or emergency purposes (not for leveraging or investment) or (ii) in connection with reverse repurchase agreements provided that (i) and (ii) in combination do not exceed 33 1/3% of the Portfolio's total assets (including the amount borrowed) less liabilities (exclusive of borrowings);

         (7) underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the Securities Act in the disposition of restricted securities);

         (8) acquire any securities of companies within one industry if, as a result of such acquisition, 25% or more of the EAFE Portfolio's total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and

         (9)   issue any senior security (as that term is defined in the 1940
               Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.


         The Europe Portfolio may not:

         (1) invest in physical commodities or contracts on physical commodities;

         (2) purchase or sell real estate, although it may purchase and sell securities of companies that deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities that are secured by interests in real estate;

         (3) make loans except: (i) by purchasing debt securities in accordance with its investment objective and policies or entering into repurchase agreements; or (ii) by lending its portfolio securities to banks, brokers, dealers and other financial institutions, so long as such loans are not inconsistent with the 1940 Act or the rules and regulations or interpretations of the SEC thereunder;

         (4) with respect to 75% of its assets, purchase more than 10% of any class of the outstanding voting securities of any issuer;

         (5) with respect to 75% of its assets, invest more than 5% of its total assets in the securities of any single issuer;

         (6) borrow money, except from banks and as a temporary measure for extraordinary or emergency purposes (not for leveraging or investment), such borrowings not to exceed 33 1/3% of the Europe Portfolio's total assets (including the amount borrowed) less liabilities (exclusive of borrowings);

         (7) underwrite the securities of other issuers (except to the extent that the Europe Portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in the disposition of restricted securities);

         (8) acquire any securities of companies within one industry if, as a result of such acquisition, 25% or more of the Europe Portfolio's total assets would be invested in securities of companies within such industry; and

         (9)   issue any senior security (as that term is defined in the 1940
               Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.


         With respect to Fundamental Restriction (9) for each Portfolio above, "senior securities" include, with limited exceptions, any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. The 1940 Act generally prohibits open-end investment companies, such as a Portfolio, from issuing senior securities, but provides exceptions to this prohibition and to the definition of senior security, including, but not limited to, exceptions for borrowings from banks and for temporary purposes if certain conditions are met.

         NON-FUNDAMENTAL RESTRICTIONS. The Portfolios also are subject to the following restrictions, which are non-fundamental policies and may be changed by the Board of Trustees without investor approval.

         As a matter of non-fundamental policy, the EAFE Portfolio will not:

         (a) purchase securities on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures; or sell securities short unless, by virtue of its ownership of other securities, it has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions; transactions in futures contracts, options and options on futures are not deemed to constitute selling securities short;

         (b) pledge, mortgage, or hypothecate any of its assets to an extent to secure borrowing greater than 33 1/3% of its total assets at fair market value;

         (c) invest more than an aggregate of 15% of the net assets of the EAFE Portfolio in securities deemed to be illiquid, including securities which are not readily marketable, the disposition of which is restricted (excluding certain foreign securities, securities that are not registered under the Securities Act but which can be sold to qualified institutional investors in accordance with Rule 144A under the Securities Act and commercial paper sold in reliance on Section 4(2) of the Securities Act), repurchase agreements having maturities of more than seven days and certain OTC options;

         (d) invest its assets in securities of any investment company, except by purchase in the open market involving only customary brokers' commissions or in connection with mergers, acquisitions of assets or consolidations; and except as may otherwise be permitted by the 1940 Act;

         (e) write or acquire options or interests in oil, gas or other mineral exploration or development programs or leases; and

         (f) invest less than 80% of its net assets (including borrowings, if any, for investment purposes) in securities that are tied economically to Europe, Australasia or the Far East.

         As a matter of non-fundamental policy, the Europe Portfolio will not:

         (a) purchase securities on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities;

         (b)   sell securities short;

         (c) pledge, mortgage, or hypothecate any of its assets to an extent to secure borrowing greater than 33 1/3% of its total assets at fair market value;

         (d) invest in securities deemed to be illiquid, including securities which are not readily marketable, the disposition of which is restricted and repurchase agreements having maturities of more than seven days;

         (e) invest in private placements, including securities that are not registered under the Securities Act but which can be sold to qualified institutional investors in accordance with Rule 144A under the Securities Act and commercial paper sold in reliance on
               Section 4(2) of the Securities Act;

         (f) invest its assets in securities of any investment company, except by purchase in the open market involving only customary brokers' commissions or in connection with mergers, acquisitions of assets or consolidations; and except as may otherwise be permitted by the 1940 Act;

         (g) write or acquire options or interests in oil, gas or other mineral exploration or development programs or leases;

         (h) invest in depositary receipts representing securities of U.S. issuers that trade on foreign exchanges;

         (i) at the time of investment, invest more than 7% of its total assets in the securities of any single issuer;

         (j) invest more than 10% of its total assets in the securities of any single issuer;

         (k) hold investments with an aggregate value of greater than 100% of account capital; and

         (l) invest less than 80% of its net assets (including borrowings, if any, for investment purposes) in securities of European issuers and other securities that are tied economically to Europe.

         PERCENTAGE RESTRICTIONS. With the exception of fundamental restriction
(6) for each Portfolio and non-fundamental restriction (j) for the Europe Portfolio, if a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in Part A to this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy. If the value of the EAFE Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

                          PORTFOLIO HOLDINGS DISCLOSURE

The Board of Trustees of the Portfolios has adopted a policy governing disclosure of the Portfolios' portfolio holdings (the "Portfolio Holdings Disclosure Policy" or the "Policy"). Non-public information about the portfolio holdings of the Portfolios cannot be shared with financial consultants, investors and potential investors (whether individual or institutional), or other third parties except in accordance with the Policy.

         1. The Policy allows the Portfolios to disclose to third parties non-public information on their securities positions only as follows:

                  (a) The top ten securities of a Portfolio, current as of quarter-end, and the individual size of each such security position may be released at any time following quarter end with simultaneous public disclosure of this information via the Portfolios' website at least one day prior to the release.

                  (b) A Portfolio's (i) top ten securities positions (including the aggregate but not individual size of such positions), (ii) sector weightings, and (iii) performance attribution may be released at any time with public disclosure of this information via the Portfolios' website at least one day prior to the release.

                  (c) A list of securities (that may include Portfolio holdings together with other securities) being researched by the Portfolios' investment advisor (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

                  (d) A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

         2. The Portfolios may release non-public portfolio holdings information to their custodian, administrator, transfer agent, distributor, sub-custodian, auditors, or legal counsel or to a proxy voting provider, rating agency, or other vendor or service provider as may be necessary or convenient for these parties to provide services to the Portfolios, subject to contractual, legal or other confidentiality restrictions prohibiting the recipient from sharing such non-public information with an unauthorized source or trading (including such recipient's employees) upon the information so provided.

                  Set forth below is a list of those parties with whom the the Portfolios have ongoing arrangements that include the release of portfolio holdings information in the normal course of business, as well as the frequency of the release under such arrangements, and the length of the lag, if any between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, funds rating agencies, and consultants and analysts.

                  -----------------------------------------------------------------------------------------------
                  RECIPIENT (HOLDINGS)           FREQUENCY                  DELAY BEFORE DISSEMINATION
                  -----------------------------------------------------------------------------------------------
                  Custodian*                     Daily                      Simultaneous
                  -----------------------------------------------------------------------------------------------
                  Administrator*                 Daily                      Simultaneous
                  -----------------------------------------------------------------------------------------------
                  Transfer Agent*                Daily                      Simultaneous
                  -----------------------------------------------------------------------------------------------
                  Distributor*                   Daily                      Simultaneous
                  -----------------------------------------------------------------------------------------------
                  Sub-custodian*                 Daily                      Simultaneous
                  -----------------------------------------------------------------------------------------------
                  Manager*                       Daily                      Simultaneous
                  -----------------------------------------------------------------------------------------------

                  -----------------------------------------------------------------------------------------------
                  Auditor*                       As necessary               Approximately  21 calendar days after
                                                                            semi and annual fiscal year ends but
                                                                            may be as soon as simultaneous
                  -----------------------------------------------------------------------------------------------
                  Legal counsel*                 As necessary               Approximately 30 calendar days after
                                                                            semi and annual fiscal year ends but
                                                                            on occasion as soon as simultaneous
                  -----------------------------------------------------------------------------------------------
                  Morningstar                    Quarterly                  10 business days after quarter end
                  -----------------------------------------------------------------------------------------------
                  Thomson Financial              Quarterly                  10 business days after quarter end
                  -----------------------------------------------------------------------------------------------
                  Standard & Poors               Quarterly                  10 business days after quarter end
                  -----------------------------------------------------------------------------------------------
                  Lipper                         Quarterly                  10 business days after quarter end
                  -----------------------------------------------------------------------------------------------
                  Lipper Equity and Fixed        Quarterly                  10 business days after quarter end
                  Income Surveys
                  -----------------------------------------------------------------------------------------------
                  Bloomberg                      Quarterly                  10 business days after quarter end
                  -----------------------------------------------------------------------------------------------

                  * Identified elsewhere in the registration statement

         3. The Portfolios may release non-public information on their securities holdings to any party to the extent required by laws, regulations, exchange rules, self-regulatory organization rules, or court or governmental orders that apply to the Portfolios or their respective service providers, including the rules of the SEC and the U.K. Financial Services Authority. Prompt notice of any such release shall be provided to the Portfolios' Chief Compliance Officer.

         4. The Portfolios may release non-public information on their securities holdings to such other parties and on such other bases as may be approved by both the President and the Chief Compliance Officer of the Portfolios, provided (a) the Board of Trustees of the Portfolios is notified of the disclosure at its next regularly scheduled meeting; (b) the Portfolios or their service providers have legitimate business purposes for these disclosures; (c) the recipients are subject to a contractual duty of confidentiality, including a duty not to trade, relating to the non-public information released; and
                  (d) no payment is made to any service provider of the Portfolios in consideration of the release.


The Portfolio Holdings Disclosure Policy is binding upon the officers of the Portfolios and each of the Portfolios' third party service providers, including the investment advisor, the custodian, the transfer agent, and the auditors. The Policy does not require disclosure of information on portfolio holdings and does not limit any disclosures of information on portfolio holdings that has been or is concurrently being disclosed in a publicly available filing with the SEC. The Policy does not restrict the disclosure of portfolio holdings of separate accounts or investment funds (other than the Portfolios) managed by TT International. Compliance with the Portfolio Holdings Disclosure Policy is monitored by the service providers and Chief Compliance Officer of the Portfolios.

ITEM 12.  MANAGEMENT OF THE PORTFOLIOS.

         The management and affairs of the Portfolios are supervised by the Trustees of the Trust under the laws of the Commonwealth of Massachusetts. The Trustees and officers of the Portfolios, their ages, their principal occupations during the past five years (their titles may have varied during that period) and other directorships they hold, and the number of investment companies managed by TT International that they oversee are set forth below. Unless otherwise indicated below, correspondence for each Trustee and officer may be addressed to One Freedom Valley Drive, Oaks, PA 19456. Each Trustee and officer holds office until that individual resigns, retires or is otherwise removed or replaced.

                              TRUSTEES OF THE TRUST

NON-INTERESTED TRUSTEES (1)

--------------------------------------------------------------------------------------------------------------------------
NAME AND       POSITION(S)         TERM OF            NUMBER OF            PRINCIPAL OCCUPATION(S) DURING PAST 5
AGE            HELD WITH           OFFICE AND         PORTFOLIOS IN        YEARS; OTHER DIRECTORSHIPS HELD BY
               THE TRUST           LENGTH OF          FUND COMPLEX         TRUSTEE
                                   TIME               OVERSEEN BY
                                   SERVED             TRUSTEE
--------------------------------------------------------------------------------------------------------------------------
John A.        Trustee of          Since              TT                   Retired (since December 1999); Senior Vice
Benning        the Trust           August             International        President and General Counsel, Liberty
Age: 70                            2000               U.S.A. Master        Financial Companies, Inc. (financial
                                                      & Feeder             services) (1994-1999).
                                                      Trusts: 4
                                                      Portfolios           Trustee, Liberty All-Star Equity Fund (one
                                                                           mutual fund) (since October 2002); Director,
                                                                           Liberty All-Star Growth Fund, Inc. (one
                                                                           mutual fund) (since October 2002); General
                                                                           Partner, Mad River Green Partners (real
                                                                           estate) (since 1972).
--------------------------------------------------------------------------------------------------------------------------
Peter O.       Trustee of          Since              TT                   Counsel, Harter, Secrest & Emery LLP (law
Brown          the Trust           August 2000        International        firm) (since 2001); Partner, Harter, Secrest
Age: 64                                               U.S.A. Master        & Emery LLP (from 1998-2000).
                                                      & Feeder
                                                      Trusts: 4            Trustee, CGM Trust (three mutual funds) and
                                                      Portfolios           CGM Capital Development Fund (one mutual
                                                                           fund) (since June 1993).
--------------------------------------------------------------------------------------------------------------------------
Robert W. Uek  Trustee of          Since              TT                   Self-Employed Consultant (since 1999);
Age: 63        the Trust           August             International        Partner, PricewaterhouseCoopers LLP
                                   2000               U.S.A. Master        (accounting firm) (1998 to June 1999).
                                                      & Feeder
                                                      Trusts: 4            Trustee, Hillview Investment Trust II (three
                                                      Portfolios           mutual funds) (since September 2000).
--------------------------------------------------------------------------------------------------------------------------
(1)  Non-Interested  Trustees are those  Trustees who are not  "interested  persons" of the Trust as defined in the
     1940 Act.

INTERESTED TRUSTEE  (1)

--------------------------------------------------------------------------------------------------------------------------
NAME AND       POSITION(S)         TERM OF            NUMBER OF            PRINCIPAL OCCUPATION(S) DURING PAST 5
AGE            HELD WITH           OFFICE AND         PORTFOLIOS IN        YEARS; OTHER DIRECTORSHIPS HELD BY
               THE TRUST           LENGTH OF          FUND COMPLEX         TRUSTEE
                                   TIME               OVERSEEN BY
                                   SERVED             TRUSTEE
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Jacqui         Trustee of          Since              TT                        CCO and Operations Manager, Luther King
Brownfield(2)  the Trust           June 2003          International             Capital Management (since 1987).
Age: 44                                               U.S.A.
                                                      Master Trust:
                                                      2 Portfolios
                                                      LKCM
                                                      International
                                                      Fund:  1
                                                      Portfolio
--------------------------------------------------------------------------------------------------------------------------

(1) Interested Trustees are those Trustees who are "interested persons" of the Trust as defined in the 1940 Act.

(2) Ms. Brownfield is deemed to be an "interested" Trustee of the Trust because of her affiliation with (i) LKCM International Fund, an investment company which invests all of its investable assets in EAFE Portfolio, a series of the Trust and (ii) Luther King Capital Management, the investment adviser to the LKCM International Fund.

                              OFFICERS OF THE TRUST

--------------------------------------------------------------------------------------------------------------------------
NAME AND                POSITION(S)         TERM OF            PRINCIPAL OCCUPATION(S) DURING PAST 5
AGE                     HELD WITH           OFFICE AND         YEARS AND OTHER DIRECTORSHIPS HELD
                        THE TRUSTS          LENGTH OF
                                            TIME
                                            SERVED
--------------------------------------------------------------------------------------------------------------------------
David J.S.              President           Since August       Managing Partner, TT International (since
Burnett (1)                                 2000               September 1998); Director, Dalgland Nominees
Age: 47                                                        (PM) Ltd. (nominee company).

                        Trustee             From August        Director, TJA Inc. (investment company)
                                            2000 to            (since November 2002); Chairman, TT
                                            September 2003     International Bermuda Ltd. (since November
                                                               2001); Director; TT International Funds PLC
                                                               (investment management) (since August 2001);
                                                               Director, TT International Advisors Inc.
                                                               (investment marketing) (since March 2001);
                                                               Director, TT Crosby Limited (property lease
                                                               holding company) (since January 1999);
                                                               Director, TT Long/Short Japan Fund Limited
                                                               (private investment fund) (since October
                                                               2003); Director, TT Long/Short Japan Alpha
                                                               Fund Limited (private investment fund) (since
                                                               October 2003); Director, TT Asia Pacific
                                                               Alpha Fund Limited (private investment fund)
                                                               (since March 2004); and Director, TT Asia
                                                               Pacific Fund Limited (private investment
                                                               fund) (since March 2004); Director, TT
                                                               Long/Short Europe Alpha Fund Limited (private
                                                               investment fund) (since April 2004);
                                                               Director, TT Long/Short Europe Fund Limited
                                                               (private investment fund) (since April 2004);
                                                               Director, TT Event-Driven Alpha Fund Limited
                                                               (private investment fund) (since April 2004);
                                                               and Director, TT Event Driven Fund Limited
                                                               (private investment fund) (since April 2004);
                                                               Director, TT Mid-Cap Europe Long/Short Alpha
                                                               Fund Limited (private investment fund) (since
                                                               July 2004); and Director, TT Mid-Cap Europe
                                                               Long/Short Fund Limited (private investment
                                                               fund) (since July 2004).

--------------------------------------------------------------------------------------------------------------------------
S. Austin Allison       Chief               Since October      Partner, Head of Compliance & Legal, TT
(1) Age: 57             Compliance          2004               International (since January 2001); Chief
                        Officer                                Compliance Officer, TT Mutual Funds (since
                                                               October 2004); Head of Compliance and Legal,
                                                               TT International (June 2000 to December
                        Secretary,          Since August       2000); Director, TT International Advisors
                        AML                 2000               Inc. (investment marketing) (since March
                        Compliance                             2001); Director, TT International Funds PLC
                        Officer,                               (since August 2001); Director, TT
                        Chief Legal                            International (Bermuda) Limited (since
                        Officer                                November 2001); Director, TJA Inc.
                                                               (investment company) (since November 2002);
                                                               Director, TT Crosby Limited (property lease
                                                               holding company) (since November 2002);
                                                               Director, Legal & Compliance, Westdeutsche
                                                               Landesbank Group (banking, financial
                                                               services) (January 1997 to June 2000).
--------------------------------------------------------------------------------------------------------------------------
Graham Barr (1)         Treasurer           Since              Financial Controller, TT International (since
Age: 39                                     August 2000        June 1998); former Company Secretary, TT
                                                               Crosby Ltd. (property lease holding company)
                                                               (from November 1999 to November 2002).
--------------------------------------------------------------------------------------------------------------------------
Jennifer Spratley       Assistant           Since November     Director, SEI Global Funds Services (since
                        Treasurer           2004               1999); Audit Manager, Ernst & Young LLP,
                                                               1991-1999.
--------------------------------------------------------------------------------------------------------------------------
Timothy D. Barto        Assistant           Since September    Employed by SEI Investments since October
                        Secretary           2004               1999. General Counsel, Vice President and
                                                               Assistant Secretary of SEI Investments Global
                                                               Fund Services (since December 1999);
                                                               Associate at Dechert Price & Roads
                                                               (1997-1999); Associate at Richter, Miller &
                                                               Finn (1994-1997).
--------------------------------------------------------------------------------------------------------------------------

(1) The address of Mr. Burnett, Mr. Allison and Mr. Barr is Martin House, 5 Martin Lane, London, England EC4R 0DP.

         The Trust has a standing Trustees Committee. The members of the Trustees Committee are Mr. Benning, Mr. Brown and Mr. Uek, the Non-Interested Trustees of the Trust. The responsibilities of the

Committee are to: (1) perform the specific tasks assigned to Non-Interested Trustees pursuant to the 1940 Act, including annual consideration of the investment management contracts with respect to the Portfolios; (2) nominate Non-Interested Trustees of the Trust; (3) oversee the accounting and financial reporting processes of the Portfolios and their internal controls over financial reporting, and as the Committee deems appropriate, inquire into the internal control over financial reporting of the service providers to the Portfolios; (4) oversee the quality and integrity of financial statements of the Portfolios and the independent audit thereof; (5) pre-approve the engagement of the independent accountants for the Portfolios and, in connection therewith, to review and evaluate the qualifications, independence and performance of the independent accountants and approve audit and non-audit services to be provided by the independent accountants to the Portfolios and certain other affiliated parties;
(6) act as a liaison between the independent accountants and the Board of Trustees; (7) review on a periodic basis the governance structures and procedures of the Portfolios; (8) review proposed resolutions of conflicts of interest that may arise in the business of the Portfolios, and may have an impact on the investors in those Portfolios; (9) review and consider matters that are reported to the Committee under the Sarbanes Oxley Code of Ethics of the Trust; (10) review matters that are referred to the Committee by the chief legal officer or other counsel to the Trust pursuant to the SEC Standards of Professional Conduct for Attorneys; (11) meet no less frequently than annually with the Chief Compliance Officer of the Portfolios pursuant to Rule 38a-1 of the 1940 Act and consider any compliance matters referred to the Committees by the Chief Compliance Officer of the Portfolios; (12) review and consider the appointment and compensation of the Chief Compliance Officer of the Portfolios and any proposal to remove the Chief Compliance Officer of the Portfolios; and
(13) provide general oversight of the portfolios on behalf of investors. During the fiscal year ended December 31, 2004 the Trustees Committee of the Trust met six times. The Trustees Committee does not have a procedure to consider nominees for the position of Trustee recommended by investors.

         The Trust also has a standing Valuation Committee. The members of the Valuation Committee are the Treasurer, the Assistant Treasurer and Mr. Benning, Mr. Brown and Mr. Uek, the Non-Interested Trustees of the Trust. Each of the Treasurer and the Assistant Treasurer may also appoint up to three alternate members of the Valuation Committee. The Committee is responsible for performing the functions assigned to the Committee in the Pricing and Valuation Procedures and Fair Value Procedures of the Trust. In addition, the Valuation Committee has the authority to take any other action that the Committee determines to be necessary or convenient in connection with properly determining the value of the assets of the Trust. The Valuation Committee met three times during the fiscal year ended December 31, 2004.

         The following table shows the Trustees' ownership of the Portfolios and in all series of the Trust and TT International U.S.A. Feeder Trust (the "Feeder Trust") overseen by the Trustees as of December 31, 2004.


NAME OF TRUSTEE            DOLLAR RANGE OF EQUITY      DOLLAR RANGE OF EQUITY      AGGREGATE DOLLAR RANGE
                           SECURITIES IN THE EAFE      SECURITIES IN THE EUROPE    OF EQUITY SECURITIES IN ALL
                           PORTFOLIO                   PORTFOLIO                   SERIES OF THE TRUST AND
                                                                                   THE FEEDER TRUST
                                                                                   (REGISTERED INVESTMENT
                                                                                   COMPANIES)
INTERESTED TRUSTEE
Jacqui Brownfield
                             None                        None                        $10,001-$50,000
NON-INTERESTED TRUSTEES
John A. Benning              None                        None                        $10,001-$50,000
Peter O. Brown               None                        None                        $10,001-$50,000
Robert W. Uek                None                        None                        $10,001-$50,000

         As of December 31, 2004, none of the Non-Interested Trustees (or their immediate family members) held an ownership interest in TT International or SEI Investments Distribution Co. ("SIDCO"), each Portfolio's distributor.

         The compensation paid to the Trustees for the fiscal year ended December 31, 2004 is set forth below. The Trustees may hold various other directorships unrelated to the Trust or Portfolios.

                                                         Pension or
                                          Aggregate      Retirement                               Total
                         Aggregate       Compensation     Benefits         Estimated           Compensation
                       Compensation        From the      Accrued as    Annual Benefits       From the Trust
                      From the Europe        EAFE       Part of the          Upon             and the Fund
                         Portfolio         Portfolio      Portfolio         Expenses           Retirement            Complex*
INTERESTED
TRUSTEE
Jacqui Brownfield        None               None            None             None              None
NON-INTERESTED
TRUSTEES
John A. Benning          $5,000             $5,000          None             None              $20,000
Peter O. Brown           $5,000             $5,000          None             None              $20,000
Robert W. Uek            $5,000             $5,000          None             None              $20,000

-----------------
* Each of the Trustees also serves as a Trustee of the Feeder Trust, a registered investment company having two series.

         The Portfolios' Declaration of Trust provides that each Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of Non-Interested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

PROXY VOTING POLICY

The Board of Trustees of the Trust has delegated responsibility for decisions regarding proxy voting for securities by the Portfolios to TT International. TT International will vote such proxies in accordance with its Proxy Voting Policy, which is included in Appendix 1 to this Registration Statement. Information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, is available, upon request and free of charge, by calling (888) 465-5722 and is also available on the SEC's website at www.sec.gov.



ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

         The following investors owned of record 5% or more of the EAFE Portfolio's outstanding voting securities as of April 8, 2005: TT Active International Mutual Fund, c/o SEI Investments Global Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, 43.8%; and LKCM International Fund, c/o Luther King Capital Management Corporation, 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102, 56.2%.

         As of April 8, 2005, all trustees and officers as a group owned less than 1% of the outstanding beneficial interests in the EAFE Portfolio.

         The following investors owned of record 5% or more of the Europe Portfolio's outstanding voting securities as of April 8, 2005: TT Europe Mutual Fund, c /o SEI Investments Global Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, 100%.

         As of April 8, 2005, all trustees and officers as a group owned 3.77% of the outstanding beneficial interests in the Europe Portfolio (through Mr. Burnett and Mr. Allison's partnership interests in the Manager, which owns 73.22% of the outstanding voting securities of TT Europe Mutual Fund, which owns 100% of the Europe Portfolio).

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISORY

         TT International manages the assets of each Portfolio pursuant to a management agreement relating to the respective Portfolio (each, a "Management Agreement" and, collectively, the "Management Agreements"). Mr. Timothy A. Tacchi owns a controlling interest in TT International. Subject to such policies as the Board of Trustees may determine, TT International manages the securities of each Portfolio and makes investment decisions for each Portfolio. TT International furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolios' investments and effecting securities transactions for the Portfolios. Each Management Agreement with the Trust provides that TT International may delegate the daily management of the securities of the Portfolios to one or more subadvisers. The Management Agreement for each Portfolio continued in effect for an initial two-year period and thereafter continues from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

         Each Management Agreement provides that TT International may render services to others. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by TT International on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Management Agreement provides that neither TT International nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

         In approving the Management Agreements with respect to the Portfolios, for the period from October 2, 2004 to October 1, 2005, the Trustees reviewed
(a) information provided by the Manager regarding the nature and quality of the services being rendered, performance of the Portfolios, the fees being paid to the Manager and related benefits to the Manager, and (b) a report prepared by Lipper Inc. comparing the Portfolios' management fees, operating expenses and total return performance to other mutual funds in the Portfolios' peer groups (clause (a) and (b) collectively, the "RULE 15(C) MATERIALS") and considered the following factors:

         (1) The Trustees considered the nature, extent, quality and scope of the investment advisory services provided by the Manager to the Portfolios. The Trustees reviewed information included in the Rule 15(c) Materials concerning the experience, education, background and qualifications of the Manager's investment management team that advises the Portfolios. The Trustees agreed that the quality of the Manager's professional team working on the Portfolios was very high. They also noted that certain partners and employees of the Manager were acknowledged as leading industry figures. The Trustees agreed that the Portfolios benefited from the industry experience provided by the Manager's employees.

         (2) The Trustees considered the investment performance of the Portfolios. The Trustees compared the performance of the Portfolios with market indices including the performance of other mutual funds pursuing comparable investment strategies. They noted that (i) TT Europe Mutual Fund outperformed the MSCI Europe Index for both the year ended December 31, 2003 and the first quarter of 2004 although performance was weaker in the second quarter of 2004, and (ii) while the TT Active International Mutual Fund outperformed the MSCI EAFE Index during the first two quarters of 2004 it had more recently underperformed the Index. The Trustees agreed that in large measure this performance reflected the focus of the Manager on long-term performance instead of pursuing short-term market movements and that while in some years this long-term focus might cause the the Portfolios to lag some other mutual funds with a more short-term focus, over the longer haul the Manager's approach had proven its value. In considering the Portfolios' performance, the Trustees took note of the difficult market climate in recent years and recent levels of subscriptions for, and redemptions of, fund shares.

         The Trustees compared the performance of the Portfolios with the performance of other clients of the Manager, including the Manager's private accounts, by reviewing the comparison data included in the Rule 15(c) Materials. For the year ended December 31, 2003, TT Active International Mutual Fund outperformed the composite of the Manager's separate EAFE accounts and slightly underperformed the privately offered EAFE business trust advised by the Manager. For the first quarter of 2004 TT Active International Mutual Fund outperformed both the composite of EAFE separate accounts and the EAFE business trust. The TT Europe Mutual Fund underperformed the Manager's one separate account with a Europe strategy for the year ended December 31, 2003. For the first quarter of 2004 TT Europe Mutual Fund outperformed the Manager's one separate account with a Europe strategy.

         The Trustees concluded that, while there had been some periods of weaker performance, the long-term track record of the Manager and the overall performance of the Portfolios merited confidence.

         (3) The Trustees reviewed the costs of the services provided and profits realized by the Manager from the relationship with the Portfolios. The Trustees analyzed the levels of advisory fees borne by the Portfolios and compared them with those of other accounts advised by the Manager and those of comparable mutual funds. The Trustees noted that the advisory fees for separate accounts advised by the Manager were generally lower than the advisory fees paid by the Portfolios and that the private funds advised by the Manager have management fees that are either equal to or greater than those of the Portfolios. The Trustees reviewed Lipper reports comparing the management fees paid by the Portfolios to those of other comparable mutual funds. They noted that while the contractual advisory fee for the TT Europe Fund was above the median advisory fee of mutual funds included in the Lipper comparison, the contractual advisory fee of the TT Active International Fund was below that median. The Trustees concluded that the actual advisory fees for the Portfolios were significantly below the median advisory fee of the mutual funds included in the Lipper comparison as a result of the expense cap agreements for the Portfolios, which limit the overall expenses of the Portfolios.

         The Trustees reviewed the levels of total expenses borne by the Portfolios and compared them with those of other mutual funds. The Trustees noted that the overall expense ratios of the Portfolios were below the median and average expense ratios of other mutual funds included in the respective Lipper categories and concluded that the overall expenses of the Portfolios were reasonable. The Trustees noted the undertakings of the Manager to limit the expenses of the Portfolios, which had resulted in significant payments from the Manager to the Portfolios. As a result the Manager had not made a profit on its dealings with the Portfolios.

         Based upon these discussions, the Trustees concluded that the advisory fees paid by the Portfolios are reasonable in view of the advisory fees charged to other clients of the Manager, the advisory fees paid by comparable mutual funds and the Manager's undertaking to cap the overall expense levels of the Funds.

         (4) In view of the relatively small size of the Portfolios, the Trustees determined that it was not necessary to consider whether advisory fee levels should be adjusted to reflect economies of scale arising from growth in the Portfolios. It was agreed that, if in the future the Portfolios grow, the Trustees would reconsider this matter.

         The Trustees decision to continue the Management Agreements for the period from October 2, 2004 to October 1, 2005 was based upon the following key factors: (a) the performance of the Portfolios both during the year ended December 31, 2003 and the performance over the long-term; (b) the high quality of the investment advisory services provided by the Manager to the Portfolios;
(c) the caliber of the Manager's professional personnel involved in providing investment advisory services to the Portfolios; (d) the amount of advisory fees paid by the Portfolios in view of the factors referred to in clauses (a) and
(b); (e) the overall expense levels of the Portfolios both in absolute terms and in comparison with those of other mutual funds; and (f) the Manager's consistent record of compliance with United Kingdom and U.S. securities laws.

MANAGEMENT FEES

         For its services under the Management Agreement with respect to each Portfolio, TT International is entitled to receive a fee, which is accrued daily and paid monthly, at the annual rate of 0.50% of the average daily net assets on an annualized basis of the applicable Portfolio for the Portfolio's then-current fiscal year. TT International may voluntarily agree to waive a portion of its investment advisory fees. The management fee covers investment advisory and administrative services as set out in the Management Agreement with the Manager.

         EAFE PORTFOLIO. For the period from January 1, 2004 to December 31, 2004, the EAFE Portfolio paid management fees of $493,840. For the period from January 1, 2003 to December 31, 2003, the EAFE Portfolio paid management fees of $365,073. For the period from January 1, 2002 to December 31, 2002, the EAFE Portfolio paid management fees of $584,268.

         EUROPE PORTFOLIO. For the period from January 1, 2004 to December 31, 2004, the Europe Portfolio paid management fees of $714. For the period from January 1, 2003 to December 31, 2003, the Europe Portfolio paid management fees of $371. For the period from January 1, 2002 to December 31, 2002, the Europe Portfolio paid management fees of $379.

ITEM 15. PORTFOLIO MANAGERS.

         Dean Smith is the portfolio manager of the Europe Portfolio. The EAFE Portfolio uses a team of portfolio managers who are primarily responsible for the day-to-day management of the TT Active International Fund. The EAFE Portfolio portfolio management team includes Tim Tacchi, Patrick Deane, Peter Robson, and Jonathan Bolton.

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGERS

         The following tables identify, for each portfolio manager listed above, as of January 31, 2005, the number of accounts (excluding the Portfolio which he or she manages) for which he or she has day-to-day management responsibilities, and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles and other accounts. In addition, the table identifies the number of other accounts managed by each portfolio manager listed above that are assessed a performance based fee, together with the total assets in such accounts.

EUROPE PORTFOLIO

   PORTFOLIO                         OTHER POOLED        OTHER ACCOUNTS        OTHER ACCOUNTS
    MANAGER        REGISTERED        INVESTMENT                            THAT ARE ASSESSED A
                   INVESTMENT       VEHICLES ("OTHER                          PERFORMANCE-BASED
                    COMPANIES       POOLED VEHICLES")                                FEE
                     ("RICS")

Dean Smith      None                2 Other Pooled       13 Other            2 Other Accounts
                                    Vehicles with        Accounts with       that are Assessed a
                                    $44,000,000 in       $2,632,200,000      Performance Fee
                                    total assets under   in total assets     with $1,216,200,000
                                    management           under               in total assets under
                                                         management          management


EAFE PORTFOLIO

   PORTFOLIO       REGISTERED          OTHER POOLED        OTHER ACCOUNTS        OTHER ACCOUNTS
   MANAGER(S)      INVESTMENT           INVESTMENT                             THAT ARE ASSESSED A
                   COMPANIES         VEHICLES ("OTHER                           PERFORMANCE-BASED
                    ("RICS")         POOLED VEHICLES")                                 FEE
Tim Tacchi         None              2 Other Pooled       28 Other             5 Other
Patrick Deane                        Vehicles with        Accounts with        Accounts that
Peter Robson                         $691,700,000 in      $5,389,800,000       are Assessed a
Jonathan Bolton                      total assets under   in total assets      Performance
(1)                                  management           under                Fee with
                                                          management           $1,017,400,000
                                                                               in total assets
                                                                               under
                                                                               management

Patrick Deane (2)  None              1 registered mutual  None other than      None other than
                                     fund with            those listed in      those listed in
                                     $49,600,000 in total row 1 of this        row 1 of this
                                     assets under         table                table
                                     management and
                                     those listed in row 1
                                     of this table

Peter Robson (3)   None              None other than      1 Other              None
                                     those listed in row  Account with
                                     1 of this table      $93,100,000 in
                                                          total assets
                                                          under
                                                          management in
                                                          addition to the
                                                          other accounts
                                                          listed in row 1
                                                          of this table

(1) This row provides information with respect to other registered investment companies, other pooled investment vehicles and other accounts that are team managed by Tim Tacchi, Patrick Deane, Peter Robson and Jonathan Bolton (the "EAFE Portfolio Management Team").

(2) This row provides information with respect to other registered investment companies, other pooled investment vehicles and other accounts managed by Patrick Deane apart from the EAFE Portfolio Management Team.

(3) This row provides information with respect to other registered investment companies, other pooled investment vehicles and other accounts managed by Peter Robson apart from the EAFE Portfolio Management Team.

PORTFOLIO MANAGER COMPENSATION

         Each portfolio manager listed above is a partner of the Manager. As part owners of the Manager they each receive a percentage of the profits and losses of the Manager in accordance with their respective individual percentage ownership of the Manager. The portfolio managers are compensated based on the firm's overall profitability. Typically, portfolio managers with larger shares of ownership receive only a share of the Manager's profits. Portfolio managers with smaller percentage of shares typically receive a guaranteed minimum payment sometimes payable monthly and always subject to a claw back at the end of the year depending on the Manager's overall profitability. There are no firm-sponsored retirement plans and no bonus payments.

MATERIAL CONFLICTS OF INTEREST

         Material conflicts of interest may arise when a Portfolio's portfolio manager also has day-to-day management responsibilities with respect to one or more other funds or other accounts, as is the case for the portfolio managers listed in the table above. These potential conflicts include:

         ALLOCATION OF LIMITED TIME AND ATTENTION. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

         ALLOCATION OF LIMITED INVESTMENT OPPORTUNITIES. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may need to be divided among those funds or accounts, which may limit a fund's ability to take full advantage of the investment opportunity.

         PURSUIT OF DIFFERING STRATEGIES. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts. SELECTION OF BROKERS/DEALERS. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might otherwise be available. These services may be more beneficial to certain funds or accounts than to others. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager's decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

         VARIATION IN COMPENSATION. A conflict of interest may arise where the management fee structure differs among funds and/or accounts, such as where certain funds or accounts pay higher management fees or performance-based management fees. When a portfolio manager shares in the profits and losses of an investment adviser (as is the case for each portfolio manager listed above), the portfolio manager might be motivated to devote more attention to, or otherwise favor, more profitable funds and/or accounts.

         PROPRIETARY INVESTMENTS. The Manager and several of its partners, including the portfolio managers, have substantial personal or proprietary investments in some of the pooled investment vehicles managed by the Manager. A portfolio manager might be motivated to favor funds and/or accounts in which he or she, or his or her colleagues, has an interest or in which the Manager and/or its affiliates have interests.

         OTHER FACTORS. Several other factors, including the desire to maintain or increase assets under the Manager's management or to enhance the portfolio manager's performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to some funds and/or accounts.

         The Manager and the Portfolios have adopted compliance policies and procedures that are designed to address various conflicts of interest that may arise for the Manager and the individuals that it employs. For example, each portfolio manager is subject to the Manager's personal account dealing policy as well as its stock allocation policy. The Manager has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by the Manager and the Portfolios will be able to detect and/or prevent every situation in which an actual or potential conflict may appear.

PORTFOLIO MANAGER SECURITY OWNERSHIP

The following table shows each portfolio manager's ownership of securities of the Portfolio he or she manages as of December 31, 2004.

NAME OF PORTFOLIO MANAGER           DOLLAR RANGE OF EQUITY SECURITIES IN THE
                                    EUROPE PORTFOLIO
Dean Smith                          None

NAME OF PORTFOLIO MANAGER           DOLLAR RANGE OF EQUITY SECURITIES IN THE
                                    EAFE PORTFOLIO
Tim Tacchi                          None
Patrick Deane                       None
Peter Robson                        None
Jonathan Bolton                     None

ADMINISTRATIVE SERVICES

         Pursuant to an Administration Agreement with the Trust and the Feeder Trust (the "Administration Agreement"), SEI Investments Global Funds Services ("SEI") performs or supervises the performance of accounting, administrative and ancillary services for the Portfolios and for the series of the Feeder Trust. The address of SEI is One Freedom Valley Drive, Oaks, PA 19456. For its services under the Administration Agreement, SEI receives fees ("Administration Fees") at annual rates equal to the percentages set forth below of the Fund Complex's aggregate average daily net assets. For purposes of calculating these fees, the "Fund Complex" consists of the Portfolios and each series of the Feeder Trust. The fee percentages are as follows:

                  First $250 Million in Assets                0.12%
                  Next $250 Million in Assets                 0.10%
                  Above $500 Million in Assets                0.08%

         The Administration Fees are subject to an annual minimum of $281,500. Each Portfolio will pay a pro-rata portion of the Administration Fees, based upon the relative net asset values of each entity in the Fund Complex.

         EAFE PORTFOLIO. For the period from January 1, 2004 to December 31, 2004, the EAFE Portfolio paid $99,244 to SEI under the Administration Agreement. For the period from January 1, 2003 to October 9, 2003, the EAFE Portfolio paid administrative fees of $43,962 to a former administrator under a prior administration agreement. For the period from October 10, 2003 to December 31, 2003, the EAFE Portfolio paid $20,534 to SEI under the Administration Agreement. For the period from January 1, 2002 to December 31, 2002, the EAFE Portfolio paid administrative fees of $74,629 to a former administrator under a prior administration agreement.

         EUROPE PORTFOLIO. For the period from January 1, 2004 to December 31, 2004, the Europe Portfolio paid $77,532 to SEI under the Administration Agreement. For the period from January 1, 2003 to October 9, 2003, the Europe Portfolio paid administrative fees of $49,193 to a former administrator under a prior administration agreement. For the period from October 10, 2003 to December 31, 2003, the Europe Portfolio paid $15,930 to SEI under the Administration Agreement. For the period from January 1, 2002 to December 31, 2002, the Europe Portfolio paid administrative fees of $50,927.

CUSTODIAN SERVICES

         The Trust, on behalf of the Portfolios, has entered into a Custody Agreement with The Northern Trust Company ("Northern Trust"). The principal business address of Northern Trust is 50 LaSalle Street, Chicago, Illinois 60675. Northern Trust's responsibilities under the Custody Agreement include safeguarding and controlling cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on investments, maintaining books of original entry for portfolio accounting and other required books and accounts, and acting as foreign custody manager. Securities held by a Portfolio may be deposited into certain securities depositaries. Northern Trust does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. The Portfolios may, however, invest in securities of Northern Trust and may deal with Northern Trust as principal in securities transactions.

AUDITORS

         PricewaterhouseCoopers LLP, 2001 Market Street, Philadelphia, PA 19103, are the registered independent public accountants for the Trust, providing audit and tax services, and assistance and consultation with respect to the preparation of filings with the SEC.

COUNSEL

Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110, acts as counsel to the Trust.

CODE OF ETHICS

         The Portfolios, TT International and SIDCO have each adopted a Code of Ethics (collectively, the "Codes of Ethics") under Rule 17j-1 of the 1940 Act. The Codes of Ethics permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by the Portfolios. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of the Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Specific decisions to purchase or sell securities for the Portfolios are made by portfolio managers who are partners or employees of TT International. The portfolio managers of the Portfolios may serve other clients of TT International in a similar capacity.

         TT International determines which brokers or dealers are to be used for brokerage transactions and negotiates and approves commission rates paid. In the selection of brokers and dealers to execute security transactions for the Portfolios, TT International will endeavor to ensure that the chosen brokers and dealers have the ability to obtain best execution. TT International believes that, particularly in countries with less developed securities markets, it is important to deal with brokers and dealers that have experience and expertise in the local markets. Other factors in the selection of brokers and dealers include the reliability, integrity, financial condition and general execution and operation capabilities of competitive brokers and dealers and research services provided by them. Based on these factors, TT International may not always direct trades to brokers or dealers that offer the lowest commission rates. On at least an annual basis, TT International establishes for each region or country in which it effects brokerage transactions, a schedule of commissions that will apply generally to its transactions on behalf of its clients in that region or country. As a result, TT International does not negotiate commission rates for particular trades. TT International reviews these commission levels periodically in light of prevailing market commission rates.

         TT International receives a wide range of research from brokers and dealers. Research received includes economic forecasts and interpretations, information on industries, groups of securities, individual companies, statistics, political developments, technical market action pricing and appraisal services, performance analysis and provision of computerized quotation and other equipment. These research services are a significant factor, among others, in the selection of brokers and dealers. Research services may be provided directly by brokers and dealers, or pursuant to "soft dollar" arrangements whereby the broker or dealer pays for the services to be provided by others.

         To the extent that research services of value are provided by brokers and dealers, TT International is relieved of expenses that it might otherwise bear and the Portfolio may pay commissions higher than those obtainable from brokers or dealers who do not provide such research services.

         Research services furnished by brokers or dealers through which TT International effects securities transactions may be used in servicing all accounts which it manages. Conversely, research services received from brokers or dealers which execute transactions for a particular account will not necessarily be used by TT International specifically in connection with the management of that account.

         EAFE PORTFOLIO. For the period from January 1, 2004 to December 31, 2004, the EAFE Portfolio paid brokerage commissions of $652,713. For the fiscal year ended December 31, 2004, the aggregate brokerage transactions (turnover value of softed trades) conducted by the EAFE Portfolio that included the receipt of research services equaled $652,523 and brokerage commission paid by the EAFE Portfolio on such transactions equaled $49,824. For the period from January 1, 2003 to December 31, 2003, the EAFE Portfolio paid brokerage commissions of $493,836. For the period from January 1, 2002 to December 31, 2002, the EAFE Portfolio paid brokerage commissions of $926,525.

         EUROPE PORTFOLIO. For the period from January 1, 2004 to December 31, 2004, the Europe Portfolio paid brokerage commissions of $501. For the fiscal year ended December 31, 2004, the aggregate brokerage transactions (turnover value of softed trades) conducted by the Europe Portfolio that included the receipt of research services equaled $501 and brokerage commission paid by the Europe Portfolio on such transactions equaled $0. For the period from January 1, 2003 to December 31, 2003, the Europe Portfolio paid brokerage commissions of $368. For the period from January 1, 2002 to December 31, 2002, the Europe Portfolio paid brokerage commissions of $496.

         In certain instances there may be securities which are suitable for a Portfolio as well as for one or more of TT International's other clients. Investment decisions for the Portfolios and for TT International's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment manager, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. However, it is believed that the ability of the Portfolios to participate in volume transactions will produce better executions for the Portfolios.

         It is TT International's policy to exclude institutional accounts, such as the Portfolios', from allocations of stock in initial public offerings or other "new issues," unless the market capitalization of the issuer exceeds a minimum threshold determined by TT International from time to time and TT International otherwise determines participation to be appropriate. This policy is based on TT International's judgment that companies with smaller market capitalizations are not suitable for accounts such as those of the Portfolios and that even larger initial public offerings may not be suitable for the Portfolios. TT International may allocate these investments to other accounts managed by TT International, which may include accounts in which TT

International and its principals have investment or carried interests. As a result, the Portfolios may not participate in short-term gains based upon post-issue appreciation in the value of "new issues" even in cases where these opportunities may result, at least in part, from trading activity by the Portfolios. However, the Portfolios will also avoid the risks associated with some initial public offerings and other "new issues" of smaller issuers.

         During the period from January 1, 2004 through December 31, 2004, EAFE Portfolio and Europe Portfolio each acquired securities of certain of their "regular brokers or dealers" as defined in the 1940 Act, or their parents. As of December 31, 2004, EAFE Portfolio and Europe Portfolio owned the following securities of their "regular brokers or dealers" or their parents:

                     EAFE PORTFOLIO                                    EUROPE PORTFOLIO
       Security of "Regular    Value of Portfolio's     Security of "Regular    Value of Portfolio's
         Broker/Dealer" of     Aggregate Holding of       Broker/Dealer" of     Aggregate Holding of
           EAFE Portfolio        Securities as of          Europe Portfolio        Securities as of
                                     12/31/04                                         12/31/04


               UBS AG               $2,853,917           Credit Suisse Group          $5,128
        Credit Suisse Group         $1,975,686                 UBS AG                 $4,696

       Mizuho Financial Group       $1,973,963

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. The Trust currently has two series, the Portfolios. Investors in a Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the applicable Portfolio. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in each Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Portfolios may not be transferred.

         Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in the applicable Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when it is required to do so by law, or in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

         The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the death, insanity, bankruptcy, retirement, resignation or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

         Each Portfolio is a series of the Trust, organized as a trust under the laws of the Commonwealth of Massachusetts. The Declaration of Trust provides that each Portfolio may maintain appropriate insurance (E.G., fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

         The Declaration of Trust provides that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

         Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each business day. As of the close of regular trading on the New York Stock Exchange, on days during which the Exchange is open for trading, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following business day of the Portfolio.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in a Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

         The net asset value of each Portfolio (I.E., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined on each day during which the New York Stock Exchange (the "NYSE") is open for trading ("Business Day"). As of the date of this Registration Statement, the NYSE is open for trading every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once during each such day as of the close of regular trading on the NYSE (normally 4:00 p.m. eastern time). As set forth above, purchases and withdrawals will be effected at the price next determined following the receipt of any purchase withdrawal order.

         EQUITY SECURITIES. Equity securities listed on a securities exchange, market or automated quotation system for which quotations are readily available, including securities traded over the counter, are generally valued at the last quoted sale price on the primary exchange or market on which they are traded on the valuation date (or at approximately 4:00 p.m. Eastern Time if a security's primary exchange is normally open at that time), or, if there is no such reported sale on the valuation date, at the most recent quoted bid price.

         DEBT SECURITIES. Debt securities are generally priced based upon valuations provided by independent, third-party pricing agents. Such values generally reflect the last reported sales price if the security is actively traded. The third-party pricing agents may also value debt securities at an evaluated bid price by employing methodologies that utilize actual market transactions, broker-supplied valuations, or other methodologies designed to identify the market value for such securities. Such methodologies generally consider such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. Debt obligations with remaining maturities of sixty days or less may be valued at their amortized cost, which is intended to approximate market value.

         OPTIONS, FUTURES AND FORWARDS. Options are valued at the last quoted sales price. If there is no such reported sale on the valuation date, long positions are valued at the most recent bid price, and short positions are valued at the most recent ask price. Futures are valued at the settlement price established each day by the board of exchange on which they are traded. The daily settlement prices for financial futures are provided by an independent source. Foreign currency forward contracts are valued at the current day's interpolated foreign exchange rate, as calculated using the current day's spot rate, and the thirty, sixty, ninety and one-hundred eighty day forward rates provided by an independent source.

         CURRENCY CONVERSIONS. The prices for foreign securities not priced in U.S. dollars are reported in local currency and converted to U.S. dollars using currency exchange rates provided daily by recognized independent pricing agents pursuant to contracts with the Portfolio's administrator. Although the Portfolios value their assets in U.S. dollars on a daily basis, they do not intend to convert holdings of foreign currencies into U.S. dollars on a daily basis.

         USE OF THIRD PARTY PRICING AGENTS. Pursuant to contracts with the Trusts' administrator, prices for most securities are provided daily by recognized independent pricing agents. The valuations provided by the independent, third-party pricing agents are reviewed daily by the administrator. If a security price cannot be obtained from an independent, third-party pricing agent, the Trusts' administrator seeks to obtain a bid price from at least one independent broker.

         FAIR VALUE PROCEDURES. Securities for which market prices are not "readily available," or which cannot be valued using the methodologies described above, will generally be valued in accordance with the fair value procedures established by the Board of Trustees of the Trust. However, a security is not required to be fair valued if the aggregate impact to the Portfolio's net asset value would be less than $0.01 per share if all securities that would otherwise be required to be fair valued were assumed to be worthless in a hypothetical worst-case scenario. In such cases, the most recent available market value for such security may be used.

         For securities that principally trade on a foreign market or exchange, a significant gap in time can exist between the time of a particular security's last trade and the time at which the Portfolio calculates its net asset value. The closing prices of such securities may no longer reflect their market value at the time the Portfolio calculates its net asset value if an event that could materially affect the value of those securities has occurred between the time of the security's last trade and the time that the Portfolio calculates its net asset value. If such an event occurs, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees of the Trust.

         The fair value procedures are principally implemented by the Valuation Committee of the Trust. Generally, the fair value of a portfolio security shall be the amount that the Portfolio might reasonably expect to receive upon its current sale. Some of the information which the Valuation Committee may review when making a determination as to the fair value of a portfolio security includes: (i) the type of security or asset; (ii) the cost at date of purchase;
(iii) the size of the Portfolio's holding; (iv) the last trade price; (v) fundamental analytical data relating to the investment in the security; (vi) the nature and duration of any restriction on the disposition of the security; (vii) the adviser's evaluation of the forces that influence the market in which the security is purchased and sold; (viii) the financial statements of the issuer;
(ix) special reports prepared by analysts; (x) information as to any transactions or offers with respect to the security; (xi) existence of merger proposals or tender offers affecting the security; (xii) the price and extent of public trading in similar securities of the issuer or comparable companies and other relevant matters; (xiii) changes in interest rates;

(xiv) observations from financial institutions; (xv) government (domestic or foreign) actions or pronouncements; (xvi) other news events; and (xvii) other possible methods of valuing portfolio securities.

         Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in each Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests were to receive a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

         The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

ITEM 19.  TAXATION OF THE PORTFOLIOS.

         The Trust is organized as a trust under Massachusetts law. The Trust has determined that each Portfolio is properly treated as a separate partnership for U.S. federal and Massachusetts state income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax. Each Portfolio's taxable year ends December 31. Although the Portfolios are not subject to U.S. federal income tax, each files appropriate U.S. federal income tax information returns.

         The Portfolios may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust anticipates that an investor qualifying as a "regulated investment company" (a "RIC") and investing substantially all of its assets in a Portfolio will be able to pass through to its investors a foreign tax credit (or deduction if the investors itemize deductions for federal income tax purposes) with respect to the foreign withholding taxes paid by the Portfolio, if any.

         Each investor in a Portfolio must take into account its share of the Portfolio's ordinary income, expense, capital gains and losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments and allocation procedures of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (I.E., a redemption of its entire interest in a Portfolio), the investor's adjusted tax basis in its partnership interest in a Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by a Portfolio of property other than cash (E.G., distributions of readily marketable securities), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

         The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a RIC under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in a Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity through which the investor has no direct interest in Portfolio assets or operations.

         In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that the Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that would enable an investor that is a RIC and that invests all of its assets in the Portfolio to comply with the qualification requirements imposed by Subchapter M of the Code.

         Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. The Portfolios may invest in foreign entities that may be treated as "passive foreign investment companies" for U.S. federal income tax purposes. If a Portfolio does invest in passive foreign investment companies, its investors may be required to pay additional tax (and interest) in respect of distributions from, and gains attributable to the sale or other disposition of the stock of, such entities. If a Portfolio is eligible to make and makes either a "qualified electing fund" election or a "mark to market" election with respect to an investment in a passive foreign investment company, then the Portfolio may have taxable income from such investment regardless of whether or not the Portfolio receives any actual distributions of cash derived from such passive foreign investment company in any given year. In order to enable any investor that is a RIC to distribute its share of this income and avoid a tax, a Portfolio may be required to liquidate portfolio securities that it might have otherwise continued to hold, potentially resulting in additional taxable gain or loss to the Portfolio.

         A Portfolio's investment in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, certain stripped securities, and certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, a Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

         A Portfolio's transactions in options, forward contracts, futures contracts, and swaps and related transactions, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for a Portfolio on the last business day of each taxable year will be marked to market (I.E., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, forward contracts, and futures contracts, and swaps and related transactions to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code.

         There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

         The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

ITEM 20. UNDERWRITERS.

         The distributor for each Portfolio is SIDCO, which is not paid a fee by the Trust for serving in this capacity. The address of SIDCO is One Freedom Valley Drive, Oaks, Pennsylvania 19456.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

            The financial statements contained in the Annual Report of the Trust, as filed with the Securities and Exchange Commission on March 10, 2005 (Accession Number 0000935069-05-000526), for the years ended December 31, 2004, December 31, 2003, December 31, 2002, December 31, 2001 and for the period from October 2, 2000 (commencement of operations) to December 31, 2000 are incorporated by reference into this Part B.

                                                            APPENDIX 1 TO PART B

                     TT INTERNATIONAL INVESTMENT MANAGEMENT

                               PROXY VOTING POLICY

                               AS OF JANUARY 2004

         The following policy is designed to ensure that TT International Investment Management ("TT") takes all reasonable steps to vote proxies on behalf of accounts for which it has voting authority in the best interest of clients and in accordance with applicable laws.

1.       GENERAL GUIDELINES

         All issues presented for shareholder vote are voted in what TT believes to be the best economic interest of the beneficial owners of the accounts which it manages, in accordance with TT's fiduciary duties to its clients. TT maintains an active investment strategy, and if TT has a material concern about the management or governance of a company in which it has invested, it may decide to sell the shares. TT decides how to cast each vote on a case-by-case basis, taking into consideration this policy, its obligations under its advisory agreements with the relevant clients, other client instructions or fund offering documents, and other facts and circumstances which it judges relevant.

         Proxy voting decisions are taken by the Managing Partner (or in his absence by the Partner, Compliance and Legal or such other partner or employee as the Managing Partner in his discretion appoints). All proxy cards, proxy statements, and related materials received by TT in relation to client accounts are to be forwarded immediately to Managing Partner (or other partner or employee taking proxy voting decisions in accordance with this paragraph). In taking proxy voting decisions on behalf of client accounts, the Managing Partner (or other partner or employee taking such decisions in accordance with this paragraph) shall seek to vote proxies consistently for all client accounts subject to any special agreements with, instructions from, and sensitivities of particular clients. While portfolio managers may be consulted, if necessary, for financial, market, or commercial information that may assist in taking proxy voting decisions, portfolio managers will not in the ordinary course be consulted on how proxies should be voted.

         TT recognizes that votes which it casts on behalf of certain types of accounts, such as accounts subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and accounts of public entities or pension plans, may be subject to special requirements under governing account or plan documents and applicable law. Section 7 below addresses the special requirements applicable to accounts subject to ERISA. Accounts managed by TT for employee benefit plans which are not governed by ERISA (such as governmental pension plans) may nevertheless involve fiduciary obligations similar to those applicable to ERISA plans; proxy voting requirements for such accounts are addressed by TT exercising its judgment on a case by case basis.

2.       COMPLIANCE REVIEW

         Any issues or questions raised regarding the voting of a proxy should be discussed with TT's Compliance Department ("COMPLIANCE"). Conflicts of interest in relation to proxy voting will be handled by Compliance as stated in Sections 4 and 7. TT is required to follow any determination by Compliance to vote a proxy in a particular manner. Any departure from the voting guidelines set out below must be cleared by Compliance. Compliance is responsible for reviewing this policy on at least an annual basis and recommending any appropriate changes.

3.       VOTING GUIDELINES




                              Appendix 1 to Part B

         TT exercises its voting power in good faith and uses reasonable care in reaching its voting decisions. Each vote requires individual consideration according to the circumstances of the case. Particular circumstances may lead to a departure from TT's general practice. However, without detracting from TT's discretion, the following guidelines should generally be followed, and departures from these guidelines must be cleared by Compliance.

         A.       BOARD OF DIRECTORS

                   (1) Vote against the election of directors or some or all of non-independent candidates if a vote in favour would result in or continue the board with a majority of non-independent directors.

                   (2) Vote against a board where the chair and chief executive officer are the same person.

                   (3) Vote against stock option plans which include awards to directors.

                   (4) Vote against an excessive severance compensation package paid to any director, including one which is contingent on the merger or acquisition of the corporation with a resulting loss of control.


                   (5) Vote against directors who have approved excessive severance compensation packages which have not manifestly provided shareholder value.

         B.       EXECUTIVE COMPENSATION

                   (1) Vote in favour of stock option plans which align the interests of shareholders and management and are likely to create a significant correlation over a reasonable period between compensation and the enhancement of shareholder value, subject to B(2) to (7) below.

                   (2) Vote against options awarded at strike prices which are at a discount to market price.

                   (3) Vote against the ability to lower the strike price of outstanding options.

                   (4)   Vote against options unrestricted in time.

                   (5) Vote against accelerated vesting of option awards in the event of a change of control.

                   (6) Vote against option schemes which concentrate option ownership among a small number of senior executives.

                   (7) Vote against stock option compensation plans that unreasonably dilute value to shareholders.

                   (8) Vote against the making of loans to directors or employees to pay for stock or exercise options.

                   (9) Vote against an excessive severance compensation package paid to any employee, including one which is contingent on the merger or acquisition of the corporation with a resulting loss of control.

         C.       TAKEOVER PROTECTION

                   (1) Vote against "crown jewel" defences which are made part of an anti-takeover defence unless they are considered by TT to be in the best interests of shareholders.

                   (2) Vote against arrangements that lock up a takeover bid so that other bids are prevented.

                   (3) Vote against the payment of "greenmail" unless it is considered by TT to be in the best interests of shareholders.

                   (4) Vote against reincorporation proposals that are posed as part of an anti-takeover defence or solely to limit directors' liability.

         D.       SHAREHOLDER RIGHTS



                              Appendix 1-to-page-2

                  (1)      Vote against the creation of dual class voting stock.
                  (2) Vote against linked proposals one or more of which is not in the best interests of the shareholders.
                  (3) Vote against "stakeholder proposals" which would reduce or dilute the responsibility of directors to the shareholders.
                  (4) Vote against a proposal to increase the number of voters required on an issue above two-thirds of the outstanding shares unless it is in the best interest of the shareholders.
                  (5) Vote against a proposal the effect of which will be or is likely to dilute unreasonably existing shareholders' interests.

4.       CONFLICTS OF INTEREST

         A.       DUTY TO REPORT

                  All partners and employees of TT are under a duty to report to Compliance any potential conflict of interest of which they become aware regarding voting proxies for client accounts. Upon any such report being made, TT will defer voting any affected proxies until Compliance has determined how the conflict or potential conflict of interest is to be resolved.

         B.       REVIEW OF POTENTIAL CONFLICTS

                  Compliance shall consider all potential conflicts of interest relating to proxy voting brought to its attention and will determine whether there exists a material conflict of interest. A conflict of interest will be considered material if Compliance determines that it has the potential to influence TT's decision-making in voting the proxy.

         C.       MATERIAL CONFLICTS OF INTEREST

                  Where Compliance determines that a material conflict of interest does exist, either as determined by Compliance (i) the proxy shall be voted subordinating the interest of TT to that of the client or (ii) the material conflict shall be disclosed to the client together with TT's recommendation for voting the proxy and the client's consent shall be sought on whether the proxy may be voted as recommended by TT. If the client does consent, then the proxy shall be voted in such a manner. If the client does not consent, the proxy shall (i) be voted in the manner directed by the client, or, lacking such direction, (ii) not be voted. The provisions of this Section 4.C shall not apply to conflicts of interest in relation to accounts subject to ERISA, procedures for which are stated in Section 7 below.

5.       PROXIES NOT VOTED

         It generally is TT's policy to vote proxies for which it has voting authority subject to Section 4.C. Nevertheless, in addition to the circumstances discussed in Section 4 above, TT may, with the approval of Compliance, decide not to vote a proxy where (i) TT has determined that voting the proxy is not justified because of the extent to which the cost of voting the proxy outweighs the value to the client of casting such a vote, such as may be the case for U.S. clients with proxies solicited by non-U.S. issuers, or (ii) limitations have been placed on TT's ability to vote the proxy, such as where such security is subject to a securities lending arrangement, or (iii) in TT's judgment a vote will bring no benefit to the client.

6.       RECORDKEEPING

         TT shall maintain, in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years in an



                              Appendix 1-to-page-3
appropriate office of TT: (i) a copy of this policy, (ii) proxy statements received regarding client securities, (iii) records of votes cast by TT on behalf of clients, (iv) records of client requests for proxy voting information and responses of TT to such requests, and (v) any documents created by TT that were material to making a decision how to vote, or that memorialized the basis for the decision. TT may rely on proxy statements filed on the U.S. Securities and Exchange Commission's EDGAR system instead of keeping its own copies, and may rely on proxy statements and records of proxy votes cast by TT that are maintained with a third party, such as a proxy voting service, provided that TT has obtained an undertaking from the third party to provide a copy of the documents promptly upon request.

         With respect to proxies voted on behalf of ERISA accounts, TT shall maintain records with respect to this policy and the actions taken in individual proxy voting situations, in order to enable the named fiduciary of the applicable plan to determine whether TT is adhering to applicable proxy voting guidelines and fulfilling its fiduciary duties to the plan in a manner which justifies the continuation of the advisory appointment. These records may include information regarding (i) the issuer and the meeting, (ii) the issues voted on and a record of the vote, (iii) the number of shares eligible to be voted on the record date on behalf of the client, (iv) the number of shares voted by TT on behalf of the client, (v) the steps taken to ascertain whether a particular vote was prudent and in the interest of the participants and beneficiaries, and (vi) the reasons for the votes cast.

7.       ERISA ACCOUNTS

         The following special proxy voting policies and procedures apply to the voting of proxies on behalf of accounts subject to ERISA. Except where expressly noted, the following policies and procedures apply in addition to and not in lieu of the provisions stated in other sections of these Procedures.

         A.       AUTHORITY TO VOTE PROXIES
                  Upon receipt of a request for a proxy vote for an account subject to ERISA, TT will ascertain whether it has the duty to vote the proxies or whether this duty has been retained by the trustee or another named fiduciary of the ERISA plan. The determination will be made by reference to the advisory agreement for the ERISA account and plan documents and, where appropriate, after consultation with Compliance. Where general authority to manage ERISA plan assets has been delegated to TT, TT will have the authority and duty to vote the proxies unless the advisory agreement and plan documents EXPRESSLY PRECLUDE TT from voting proxies.

         B.       VOTING GUIDELINES
                  TT must vote proxies for accounts governed by ERISA (i) solely in the interests of the plan participants and beneficiaries, (ii) for the exclusive purpose of providing benefits to participants and beneficiaries, (iii) with the care, skill and diligence that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and (iv) in accordance with the plan documents to the extent consistent with ERISA. In doing so, TT must consider the factors that may affect the value of the plan's investment and not subordinate the interests of the participants and beneficiaries in their retirement income to unrelated objectives (such as the wishes of the plan sponsor).

         C.       PROXY VOTING POLICIES
                  TT shall ascertain if the ERISA plan has a proxy voting policy or an investment policy which includes a proxy voting policy. TT shall follow the policy unless, in the opinion of Compliance, to do so would be inconsistent with ERISA (if, for example, it would be imprudent or not solely in the interests of the plan participants and beneficiaries in a given instance).

                  Where TT has proxy voting authority for a pooled investment vehicle which is subject to ERISA, TT may be subject to the proxy voting policies of more than one plan. In such cases, TT will seek to reconcile the policies if possible. If the investment policies conflict, it



                              Appendix 1-to-page-4
         may be necessary for TT to vote the proxies of the pooled investment vehicle in proportion to each plan's respective investment, unless, in the opinion of Compliance, to do so would be imprudent or conflict with ERISA.

         D.       CONFLICTS OF INTEREST
                  Where Compliance determines that a material conflict of interest exists regarding proxy votes for ERISA accounts, either as determined by Compliance (i) the proxy shall be voted subordinating the interest of TT to that of the client or (ii) the material conflict shall be disclosed to the named fiduciary of the plan. In the case of a conflict of interest affecting TT as fiduciary of an ERISA account, mere disclosure of the conflict to the ERISA account client and/or consent by the client to the proxy vote proposed by TT will generally be insufficient to resolve the conflict in accordance with ERISA. Consequently, TT, together with the named fiduciary, must determine the procedure for resolution of the conflict of interest consistent with the advisory agreement, the plan documents and ERISA. Depending upon the circumstances, the conflict may be resolved by voting the proxies
         (i) in accordance with the ERISA plan's pre-determined proxy voting policy, (ii) based upon the recommendations of an independent third party (for example, a proxy voting service) appointed by the named fiduciary, (iii) based upon the recommendations of an independent plan fiduciary, or (iv) based upon the directions of the named fiduciary, accompanied, where necessary, by appropriate amendment(s) of the plan documents and/or the advisory agreement.

8.       REPORTING

         TT shall periodically report to the Trustees of TT International U.S.A. Feeder Trust and TT International U.S.A. Master Trust as to actions taken in accordance with this policy in relation to securities held for the account of those funds, and to other clients as may be required by applicable laws or contracts.

         TT will provide clients with a copy of this policy promptly upon request. Clients may obtain information on how the client's proxies were voted by contacting TT's Client Services Department (Rahul Moodgal, telephone +44 207 410 3514).




                              Appendix 1-to-page-5

                                     PART C

ITEM 23.  EXHIBITS.

     *              a          Declaration of Trust of TT International U.S.A. Master Trust.
     *              b          By-laws of TT International U.S.A. Master Trust.
     **             d(1)       Management Agreement between the Registrant with respect to TT EAFE Portfolio and TT International Investment Management, as investment manager and administrator.
     ***            d(2)       Management Agreement between the Registrant with respect to TT Europe Portfolio and TT International Investment Management, as investment manager and administrator.
     ****           e          Distribution Agreement between the Registrant and SEI Investments Distribution
                               Co. ("SIDCO").
     ****           g          Custodian Contract between the Registrant and The Northern Trust Company, as custodian
     *              h(1)       Agreement among the Registrant, TT International U.S.A. Master Trust, TT
                               International, LKCM Fund and Luther King Capital Management Corporation regarding the master/feeder structure.
     ****           h(2)       Administration Agreement between the Registrant and SEI Investments Global Funds
                               Services, as administrator.
     *              p(1)       Codes of Ethics of TT EAFE Portfolio, TT Europe Portfolio and TT International.
     ****           p(2)       Code of Ethics of SIDCO.

--------------------------
         * Incorporated herein by reference to the Registration Statement on Form N-1A of the Registrant relating to its series TT EAFE Portfolio, File No. 811-10151, filed September 28, 2000.
         ** Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form N-1A of the Registrant relating to its series TT EAFE Portfolio, File No. 811-10151, filed
              April 27, 2001.
         *** Incorporated herein by reference to Amendment No. 3 to the Registration Statement on Form N-1A of the Registrant relating to its series TT EAFE Portfolio and TT Europe Portfolio, File No. 811-10151, filed April 30, 2002.
         **** Incorporated herein by reference to Amendment No. 5 to the Registration Statement on Form N-1A of the Registrant relating to its series TT EAFE Portfolio and TT Europe Portfolio, File No. 811-10151, filed April 29, 2004.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

         Not applicable.

ITEM 25.  INDEMNIFICATION.

         Reference is hereby made to (a) Article V of the Registrant's Declaration of Trust, incorporated by reference as an exhibit herein; and (b)
Article 7 of the Distribution Agreement by and between the Registrant and SEI Investments Distribution Co. The provisions of the Declaration of Trust permit indemnification, to the extent permitted under applicable law, of Trustees and officers of the Registrant against liability and expenses reasonably incurred or paid by such Trustees or officers in connection with any claim, action, suit or proceeding in which a Trustee or officer becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer and against amounts paid or incurred by the Trustee or officer in the settlement thereof. The provisions of the Distribution Agreement provide for indemnification by the Distributor for liability arising by reason of any person acquiring any shares of the Trust, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor. Neither the Declaration of Trust, nor the Distribution Agreement provides for indemnification where the Trustee or officer has been found subject to liability by reason of willful misfeasance, bad faith or negligence in the performance of his or her duties.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator and distributor are insured under an errors and omissions liability insurance policy. The Registrant and its officers also are insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         TT International Investment Management ("TT International") is a partnership with offices at Martin House, 5 Martin Lane, London, England EC4R 0DP. TT International is registered as an investment adviser under the U.S. Investment Advisers Act of 1940 and is regulated in the conduct of its investment business in the United Kingdom by the Financial Services Authority
(FSA). TT International also is registered as a commodity pool operator and commodity trading adviser with the Commodity Futures Trading Commission (CFTC). The principal business address of each person listed below is Martin House, 5 Martin Lane, London, England EC4R 0DP. The partners of TT International are as follows:


                                       Employment during the
         Name                          Past Two Fiscal Years
         Timothy A. Tacchi             Partner and Investment Manager, TT International
                                       (since July 1993)

         Alexander S. M. Carswell      Partner , TT International (since July 1993);
                                       Financial Controller, TT International (July 1993
                                       to June 2001)

         Mark S. Williams              Partner, Geopolitics/Currency, TT International
                                       (since January 1997)

         David J.S. Burnett            Managing Partner, TT International (since September 1998)

         Martin A. Shenfield           Partner, Asia Pacific Equities, TT International
                                       (since April 1998)

         John D. Hobson                Partner, Investment Manager, TT International
                                       (since January 2000); Investment Analyst, TT
                                       International (October 1998 to January 2000)

         Dean L. Smith                 Partner, Investment Manager, TT International

                                       (since January 2000); Investment Analyst, TT
                                       International (October 1998 to January 2000)

S. Austin Allison                      Partner, TT International (since January
                                       2001); Head of Compliance and Legal, TT
                                       International (since June 2000);
                                       Director, Legal & Compliance,
                                       Westdeutsche Landesbank Group (banking,
                                       financial services) (June 1996 to June 2000)

Richard W.G. Simpson                   Partner, TT International (since January
                                       2001); Head of Information Technology
                                       (IT), TT International (September 1999
                                       to January 2001)

Pauline Sau Ngor Pong                  Partner, Investment Manager, TT
                                       International (since January 2001);
                                       Investment Analyst, TT International
                                       (July 1996 to January 2001)

Douglas E. Sankey                      Partner, TT International (since April
                                       2001); Vice President, Latin America
                                       South Division Area Officer, Citibank,
                                       N.A. (Buenos Aires) (1998 to 2000)

Patrick E. Deane                       Partner, TT International (since January
                                       2002); Equity Analyst, TT International
                                       (since November 2000); Equity Portfolio
                                       Manager, Deutsche Asset Management
                                       (previously Morgan Grenfell Asset
                                       Management (1994 to October 2000)

Margaret A. Leach                      Partner, TT International (since January
                                       2002); Chief Financial Officer, TT
                                       International (since June 2001);
                                       Executive Director, Equities, and Head
                                       of Marketing and Distribution Management
                                       Group, Europe, UBS Warburg (October 1999
                                       to June 2001)

Martin A. Pluck                        Partner, TT International (since January
                                       2002); Sector Strategist, TT
                                       International (since December 2000);
                                       Head of Investment Client Services, TT
                                       International (1998 to November 2000)

Nicholas B. Bluffield                  Partner, TT International (since January
                                       2003); Head of currencies and interest
                                       rates trading, TT International (since
                                       1993)

Anthony J. Moorehouse                  Partner, TT International (since January
                                       2003); Head of equity trading, TT
                                       International (since 1999)

Mark H. Eady                           Partner, TT International (since January
                                       2003); Analyst Europe, TT International
                                       (since 2002); Managing Director and
                                       co-head of European Bank Research,
                                       Deutsche Bank (since 1999)

Roger Bernheim                         Partner, TT International (since July
                                       2003); European Hedge Fund Risk Manager

Helen Marsden                          Partner, TT International (since January
                                       2004); Head of UK Institutional

Lars Nielsen                           Partner, TT International (since January
                                       2004); Head of European Institutional

Jonathan Piers Bolton                  Partner, TT International (since

                                       November 2004); Investment Analyst, TT
                                       International (since March 2004);
                                       Dresdner RCM Global Investors, San
                                       Francisco, CA (June 2001 - February
                                       2004)

Peter Neil Robson                      Partner, TT International (since
                                       November 2004); Investment Analyst, TT
                                       International (since February 2004);
                                       Former Fund Manager, Oeschle Investment
                                       Advisers, Boston, MA (March 2000 -
                                       January 2004)

Gawain Meredith Barnard                Partner, TT International (since
                                       November 2004); Investment Analyst, TT
                                       Internationa (since September 2002)

Andrew David Raikes                    Partner, TT International (since January
                                       2005) ; Investment Analyst, TT
                                       International (since December 2002)

ITEM 27.  PRINCIPAL UNDERWRITERS.


(a)      Registrant's distributor, SIDCO, acts as distributor for:

SEI Daily Income Trust                                        July 15, 1982
SEI Liquid Asset Trust                                        November 29, 1982
SEI Tax Exempt Trust                                          December 3, 1982
SEI Index Funds                                               July 10, 1985
SEI Institutional Managed Trust                               January 22, 1987
SEI Institutional International Trust                         August 30, 1988
The Advisors' Inner Circle Fund                               November 14, 1991
The Advisors' Inner Circle Fund II                            January 28, 1993
Bishop Street Funds                                           January 27, 1995
SEI Asset Allocation Trust                                    April 1, 1996
SEI Institutional Investments Trust                           June 14, 1996
HighMark Funds                                                February 15, 1997
Expedition Funds                                              June 9, 1997
Oak Associates Funds                                          February 27, 1998
The Nevis Fund, Inc.                                          June 29, 1998
CNI Charter Funds                                             April 1, 1999
Amerindo Funds Inc.                                           July 13, 1999
iShares Inc.                                                  January 28, 2000
iShares Trust                                                 April 25, 2000
JohnsonFamily Funds, Inc.                                     November 1, 2000
The MDL Funds                                                 January 24, 2001
Causeway Capital Management Trust                             September 20, 2001
The Japan Fund, Inc.                                          October 7, 2002
AHA Investment Funds, Inc.                                    April 11, 2005

The Distributor provides numerous financial services to investment managers, pension plan sponsors, and bank trust departments. These services include portfolio evaluation, performance measurement and consulting services ("Funds Evaluation") and automated execution, clearing and settlement of securities transactions ("MarketLink").

(b) The officers and directors of SIDCO are as follows. Unless otherwise noted, the business address of each director or officer is One Freedom Valley Drive, Oaks, PA 19456.

                           Position and Office
NAME                       WITH UNDERWRITER WITH REGISTRANT            POSITIONS AND OFFICES
----                       --------------------------------            ---------------------
William M. Doran           Director                                          --
Carl A. Guarino            Director                                          --
Edward D. Loughlin         Director                                          --
Wayne M. Withrow           Director                                          --
Kevin Barr                 President & Chief Executive Officer               --
Maxine Chou                Chief Financial Officer & Treasurer               --
Mark Greco                 Chief Operations Officer                          --
John Munch                 General Counsel & Secretary                       --
Lori L. White              Vice President and Assistant Secretary            --
Karen LaTourette           Compliance Officer, AML Officer
                           & Assistant Secretary                             --
Mark J. Held               Senior Vice President                             --
Robert Silvestri           Vice President                                    --
Joanne Nelson              Vice President                                    --
Maria Rinehart             Vice President                                    --
John Coary                 Vice President                                    --
Michael Farrell            Vice President                                    --
Al DelPizzo                Vice President                                    --

(c) Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                 ADDRESS

SEI Investments Global Fund Services                 One Freedom Valley Drive
                                                     Oaks, Pennsylvania 19456

SIDCO                                                One Freedom Valley Drive
                                                     Oaks, Pennsylvania 19456

The Northern Trust Company                           50 LaSalle Street
                                                     Chicago, Illinois 60675

TT International Investment Management               Martin House, 5 Martin Lane
                                                     London, England  EC4R 0DP

ITEM 29.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 30.  UNDERTAKINGS.

         Not applicable.

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 29th day of April, 2005.

                                   TT INTERNATIONAL U.S.A. MASTER TRUST
                                   On behalf of TT EAFE and TT Europe Portfolio

                                   By: /s/ S. Austin Allison
                                   S. Austin Allison
                                   Secretary
                                   TT International U.S.A. Master Trust

                                  EXHIBIT INDEX

         None.